UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
__________________

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

XEROX CORPORATION
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Xerox Corporation 201 Merritt 7 7NE 203 Norwalk, CT 06851-1056

June 18, 2018

Dear Shareholders:

You are cordially invited to attend the 2018 Annual Meeting of Shareholders of Xerox Corporation to be held on Tuesday, July 31, 2018, at 301 Merritt 7 in Norwalk, Connecticut. Your Board of Directors and management look forward to meeting those shareholders who are able to attend.

At Xerox, we turn investments in innovation into products and services that help our customers be more productive and profitable. With five R&D sites – including our world renowned Palo Alto Research Center (PARC) – and 2,000 scientists and engineers, we are defining the future of work and enabling printing beyond paper with new technologies that will disrupt the market and change the way we think about workflows and information processes.

On May 13, 2018, Xerox appointed five new members to the Board and accepted the resignation of six former directors. In addition, Keith Cozza was elected chairman of the Board and John Visentin was appointed as chief executive officer and vice chairman of the Board.

Focus on Maximizing Shareholder Value. The newly constituted Board is focused on maximizing shareholder value. We see tremendous opportunities as we look at our industry where we are continuing to drive change – disrupting current paradigms by developing new technologies that drive more efficient and cost-effective workflows and enable growth opportunities. Ultimately, our long-term success will be measured on our ability to satisfy our customers and deliver value to our shareholders.

Enhanced Commitment to Transparency for Our Shareholders. Since the reconstitution of our Board, we have mandated that shareholder transparency be of the paramount importance for Xerox. The feedback we receive from our investors is highly-valued, as it is integral to informing the Board’s decision-making with respect to our strategy, leadership, governance and disclosure. As we look ahead, we are resolute in consistently increasing transparency in our disclosures about the direction of your company and our goal of maximizing value for each of you.

These are exciting times for Xerox and we appreciate your confidence in our company.

For the Board of Directors,

Keith Cozza	John Visentin
Chairman of the Board	Vice Chairman and Chief Executive Officer

Notice of 2018 Annual Meeting of Shareholders

You are cordially invited to attend the 2018 Annual Meeting of Shareholders of Xerox Corporation to be held on Tuesday, July 31, 2018, at 301 Merritt 7 in Norwalk, Connecticut. Your Board of Directors and management look forward to greeting those shareholders who are able to attend.

Shareholders will be asked to:

1.	Elect 9 directors listed in the accompanying proxy statement;
2.	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2018;
3.	Approve, on an advisory basis, the 2017 compensation of our named executive officers;
4.	Authorize the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the foregoing proposals; and
5.	Consider such other business as may properly come before the Annual Meeting.

Voting:

You are eligible to vote if you were a shareholder of record at the close of business on June 13, 2018.

Ensure that your shares are represented at the meeting by voting in one of several ways:

Go to the website listed on your proxy card to vote VIA THE INTERNET.
Call the telephone number specified on your proxy card to vote BY TELEPHONE.
Sign, date and return the enclosed proxy card in the postage-paid envelope provided to vote BY MAIL.
Attend the meeting to vote IN PERSON (please see pages 7 and 8 of the proxy statement for additional information regarding admission to the Annual Meeting and how to vote your shares).

Please submit your proxy as soon as possible to ensure that your shares are represented, even if you plan to attend the Annual Meeting. Voting now will not limit your right to change your vote or to attend the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Shareholders to be Held on July 31, 2018.

The Proxy Statement and 2017 Annual Report are available at
www.edocumentview.com/XRX or www.xerox.com/investor.

If you have any questions or require assistance in voting your shares, you should call Innisfree M&A Incorporated, Xerox’s proxy solicitor for the Meeting, toll-free at (877) 825-8793 (from the U.S. and Canada) or at +1 (412) 232-3651 (from other locations) (Banks and Brokerage firms may call collect at (212) 750-5833).

By order of the Board,

Sarah E. Hlavinka
Executive Vice President, General Counsel and Secretary

Norwalk, Connecticut
June 18, 2018

PROXY STATEMENT

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING

The following are some of the questions that you may have about this proxy statement (Proxy Statement) and the answers to those questions. The information in this section does not provide all of the information that may be important to you with respect to this Proxy Statement. Therefore, we encourage you to read the entire Proxy Statement, which was first distributed beginning on or about June 18, 2018, for more information about these topics.

The Annual Meeting

The 2018 Annual Meeting of Shareholders (Annual Meeting) of Xerox Corporation (Xerox or the Company) will be held beginning at 9:00 a.m. at 301 Merritt 7 in Norwalk, Connecticut, on July 31, 2018.

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will consider and vote on the following matters:

1.	Election of the nine nominees named in this Proxy Statement to our Board of Directors (Board), each for a term of one year.

2.	Ratification of the appointment of PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

3.	Approval, on an advisory basis, of the 2017 compensation of our named executive officers.

4.	Approval of the proposal to authorize the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the foregoing proposals at the time of the Annual Meeting.

Shareholders will also act on any other business that may properly come before the meeting. In addition, our management will report on Xerox’s performance during fiscal 2017 and respond to questions from shareholders.

Who is entitled to vote?

Owners of our common stock, par value $1.00 (Common Stock), as of the close of business on June 13, 2018 (Record Date), are entitled to vote at the Annual Meeting. The shares owned include shares you held on that date (1) directly in your name as the shareholder of record (registered shareholder) and/or (2) in the name of a broker, bank or other holder of record where the shares were held for you as the beneficial owner (beneficial owner). Each share of Common Stock is entitled to one vote on each matter to be voted on. As of the record date, there were 255,101,733 shares of our Common Stock outstanding and entitled to vote. There are no other voting securities of the Company outstanding.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, a “shareholder of record.” In this case, this Proxy Statement, the notice of Annual Meeting and the proxy card have been sent directly to you by us.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” As a result, this Proxy Statement, the notice of Annual Meeting and the proxy card have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or on the Internet.

How do I vote?

Registered shareholders can vote in any one of four ways:

BY INTERNET	BY TELEPHONE
If you have Internet access, you may vote your shares by following the “Vote by Internet” instructions included on the enclosed proxy card.	If you received written materials, you may vote your shares by following the “Vote by Telephone” instructions on the enclosed proxy card.
BY MAIL	IN PERSON
If you received written materials, you may vote by completing and signing the proxy card enclosed with this Proxy Statement and promptly mailing it in the enclosed postage-prepaid envelope. The shares you own will be voted according to your instructions on the proxy card you mail. If you sign and return your proxy card but do not indicate your voting instructions on one or more of the matters listed, the shares you own will be voted by the named proxies in accordance with the recommendations of our Board.	If you submit a proxy or voting instructions via the Internet, telephone or mail, you do not need to vote at the Annual Meeting. We will pass out written ballots to any shareholder of record or authorized representative of a shareholder of record who wants to vote in person at the Annual Meeting instead of by proxy. Voting in person will revoke any proxy previously given.

If you use your proxy to vote by Internet, telephone or mail, you authorize each of the two directors, whose names are listed on the proxy card accompanying this Proxy Statement, to act as your proxies to represent you and vote your shares as you direct.

Beneficial owners will receive a separate Notice of Internet Availability of Proxy Materials (Notice) with voting instructions from the bank, broker or other holder of record where the shares are held that must be followed in order for their shares to be voted. If you hold your shares through a broker, bank or nominee, you must obtain a “legal proxy” from your broker, bank or nominee to vote in person at the Annual Meeting.

What is a proxy?

It is your legal designation of another person to vote matters transacted at the Annual Meeting based upon the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card.

May I change or revoke my vote after I return my proxy card?

Yes. You may change or revoke your proxy at any time before it is exercised at the Annual Meeting by submitting a later dated proxy card, by a later telephone or on-line vote, by notifying the Secretary of the Company in writing that you have revoked your proxy or by attending the Annual Meeting and either giving notice of revocation or voting in person.

If your shares are held in “street name” (i.e., held of record by a broker, bank or other holder of record) and you wish to revoke a proxy, you should contact your bank, broker or other holder of record and follow its procedures for changing your voting instructions. You also may vote in person at the Annual Meeting if you obtain a legal proxy from your bank or broker.

How does the Board recommend that I vote?

The Board recommends that you vote:

●	“FOR” the election of each of the nine director nominees named in this proxy statement;
●	“FOR” the ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2018;
●	“FOR” the approval, on an advisory basis, of the 2017 compensation of our named executive officers; and
●	“FOR” the approval of the proposal to authorize the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the foregoing proposals at the time of the Annual Meeting.

How will my proxy be voted?

If you properly complete, sign and return your proxy card, your shares will be voted as you specify. However, if you are a registered shareholder and you sign and return your proxy card but do not specify a vote with respect to the proposals, your proxy will follow the Board’s recommendations and your shares will be voted in favor of the proposals in this Proxy Statement.

How can I attend the Annual Meeting?

Registered shareholders may be admitted to the Annual Meeting upon providing picture identification. If you own shares in street name (i.e., your shares are held in street name through a broker, bank, trustee or other nominee), please bring your most recent brokerage statement, along with government-issued picture identification, to the Annual Meeting. We will use your brokerage statement to verify your ownership of Common Stock and admit you to the Annual Meeting.

All shareholders of record on the record date may attend. In order to be admitted to the meeting, please obtain an admission ticket in advance and bring a form of personal photo identification, such as a driver’s license. To obtain an admission ticket:

If you are a registered shareholder:

●	If you vote via the Internet or by telephone, you will be asked if you would like to receive an admission ticket.
●	If you vote by proxy card, please mark the appropriate box on the proxy card and an admission ticket will be sent to you.

If you are a beneficial owner:

●	Please request an admission ticket in advance by calling Shareholder Services at (203) 849-2315 or by mailing a written request, along with proof of your ownership of Xerox Common Stock as of the record date, to Xerox Corporation, Shareholder Services, 201 Merritt 7, Norwalk, CT 06851-1056. All calls and written requests for admission tickets must be received no later than the close of business on July 20, 2017.

You can find directions to the meeting online at www.edocumentview.com/XRX. If you have any further questions regarding admission or directions to the Annual Meeting, please call Shareholder Services at (203) 849-2315.

How many shares are required to be present to hold the Annual Meeting?

A quorum is necessary to hold a valid meeting of shareholders. The presence at the Annual Meeting, in person or by proxy, of holders representing a majority of the shares of our Common Stock outstanding on the Record Date will constitute a quorum. If a quorum is not present at the Annual Meeting, the shareholders of Xerox will not be able to take action on any of the proposals at the Annual Meeting; provided that the Annual Meeting may be adjourned as described below.

As of the Record Date, there were 255,101,733 shares of our Common Stock outstanding. If you vote — including by Internet, telephone or proxy card — your shares will be counted towards the quorum for the Annual Meeting. Broker non-votes and abstentions are counted as present for the purpose of determining a quorum.

If there is no quorum, the shareholders present may adjourn the Annual Meeting to another time and place, and it shall not be necessary to give any notice of such adjourned meeting (Adjourned Meeting) if the time and place to which the Annual Meeting is adjourned are announced at the Annual Meeting. At the Adjourned Meeting, any business may be transacted that might have been transacted on the original date of the Annual Meeting. If after the adjournment, the Board fixes a new record date for the Adjourned Meeting, a notice of the Adjourned Meeting shall be given to each shareholder on the new record date entitled to notice under the By-laws.

How many votes are required to approve each proposal?

Election of Directors

Election of Directors. Under our by-laws, directors are elected by majority vote, meaning that in an uncontested director election, the votes cast “for” the nominee’s election must exceed the votes cast “against” the nominee’s election, with abstentions and broker non-votes not counting as votes “for” or “against.” Our by-laws require that any incumbent nominee for director who receives a greater number of votes cast “against” his or her election than “for” his or her election shall tender his or her resignation promptly after such election. The independent directors will then evaluate and determine, based on the relevant facts and circumstances, whether to accept or reject the resignation. The Board’s explanation of its decision will be promptly disclosed on a Form 8-K filed with the Securities and Exchange Commission (SEC).

Other Items

The affirmative vote of a majority of the votes cast at the Annual Meeting will be required for approval of the following proposals. Abstentions, failures to vote and broker non-votes are not considered votes cast and therefore have no effect on the outcome of the vote on the proposal (provided that a quorum is present).

●	Ratification of PwC as our independent auditor;
●	Approval, on an advisory basis, of the 2017 compensation of our named executive officers; and
●	Approval of the adjournment proposal.

If you hold your Xerox shares through a bank, broker, or other holder of record, such intermediary may not be able to vote your shares. For additional information, see below under What is a broker non-vote and how will it affect voting?

Although the advisory votes are non-binding, the Board values the opinions of shareholders and will consider the outcome of the vote on these proposals when making future decisions regarding executive compensation and the frequency of future advisory votes on named executive officer compensation.

At present, the Board does not intend to present any other matters at this meeting and knows of no matters other than these to be presented for shareholder action at the Annual Meeting. If any other matters properly come before the meeting, the persons named in the accompanying proxy card intend to vote the proxies in accordance with their best judgment and in their discretion to the extent permitted by Rule 14(a)-4(c) under the Securities and Exchange Act of 1934, as amended (Exchange Act).

What is a broker non-vote and how will it affect the voting?

A broker non-vote occurs when a broker, bank or other holder of record, in nominee name or otherwise, exercising its fiduciary powers (typically referred to as being held in “street name”) submits a proxy for the Annual Meeting, but does not vote on a particular proposal and has not received voting instructions from the beneficial owner. Broker non-votes (like abstentions) will be counted as present for purposes of determining the presence of a quorum, and will have the effect of the outcome of the vote as set forth in “How many votes are required to approve each proposal?” beginning on page 9 of this Proxy Statement. Under the NYSE rules that govern brokers who are voting with respect to shares held in street name, brokers ordinarily have the discretion to vote those shares on routine matters, but not on non-routine matters. Routine matters include ratification of the selection of independent public accountants. Non-routine matters include, among other things, election of directors and advisory votes on executive compensation.

If you do not instruct your broker on how to vote your shares:

●	Your broker may not vote your shares regarding the election of directors, which will result in the applicable nominees receiving fewer “FOR” votes for purpose of determining the nominee receiving the greatest number of “FOR” votes; and
●	Your broker may not vote your shares regarding the advisory vote to approve executive compensation and the adjournment proposal, which broker non-votes will have no effect on the outcome of the proposal (provided that a quorum is present).

Accordingly, we urge you to give instructions to your bank or broker or other holder of record as to how you wish your shares to be voted so you may vote on these important matters.

Who will count the vote? Is my vote confidential?

Representatives of Computershare will act as Inspector of Election, supervise the voting, decide the validity of proxies and receive and tabulate proxies. As a matter of policy, we keep confidential all shareholder meeting proxies, ballots and voting tabulations that identify individual shareholders. In addition, the vote of any shareholder is not disclosed except as may be necessary to meet legal requirements.

When will the voting results be disclosed?

We will publicly disclose voting results of the Annual Meeting within four business days in a Current Report on Form 8-K, based on the preliminary tabulation of the Inspector of Election. We will also publicly disclose final voting results of the Annual Meeting on a Current Report on Form 8-K, promptly upon final certification by the Inspector of Election.

How are proxies solicited?

In addition to the solicitation of proxies by mail, we also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of stock held of record and reimburse such person for the cost of forwarding the material. We have engaged Innisfree M&A Incorporated to handle the distribution of soliciting material to, and the collection of proxies from, such entities. We will pay Innisfree M&A Incorporated a fee of $20,000, plus reimbursement of out-of-pocket expenses for this service. We bear the cost of all proxy solicitation.

Why did I receive a notice in the mail regarding Internet availability of proxy materials instead of a full set of printed proxy materials?

Pursuant to rules adopted by the SEC, the Company has elected to provide access to its proxy materials over the Internet. Accordingly, on or about June 18, 2018, a Notice is being sent to all of the Company’s registered shareholders and beneficial owners of record as of June 13, 2018. The Notice contains instructions on how to access the proxy materials over the Internet and how to request a paper copy of the proxy materials, including a proxy card, as well as how shareholders may request to receive proxy materials in printed form by mail, or electronically by email, on a going forward basis.

How can I electronically access the proxy materials?

You can access the proxy materials online at www.edocumentview.com/XRX or www.xerox.com/investor. Shareholders may receive Proxy Statements, Annual Reports and other shareholder materials via electronic delivery. Registered shareholders can sign up for electronic delivery at www.computershare.com/investor. Beneficial owners can sign up for electronic delivery at http://enroll.icsdelivery.com/xrx or by checking the information provided in the proxy materials mailed to you by your bank or broker regarding the availability of this service. Opting to receive future proxy materials electronically by email will provide the Company cost savings relating to printing and postage and reduce the environmental impact of delivering documents to you.

What are the deadlines and requirements for shareholder submission of proposals, director nominations and other business for the 2019 Annual Meeting?

Under SEC proxy rules, if a shareholder wants us to include a proposal in our Proxy Statement and proxy card for the 2019 Annual Meeting of Shareholders, the proposal must be received by us no later than February 18, 2019. All submissions are reviewed by the Corporate Governance Committee.

Any shareholder wishing to make a nomination for director or wishing to introduce any business at the 2019 Annual Meeting of Shareholders (other than a proposal submitted for inclusion in the Company’s proxy materials) must provide the Company advance notice of such nominee or business which must be received by the Company no earlier than January 19, 2019 and no later than February 18, 2019. Any such notice must comply with requirements set forth in our By-laws. Nominations for director must be accompanied by a written consent of the nominee consenting to being named as a nominee and serving as a director if elected. Proposals and other items of business should be directed to Xerox Corporation, 201 Merritt 7, Norwalk, CT 06851-1056, Attention: Corporate Secretary.

The Company may determine to hold our 2019 Annual Meeting of Shareholders during the second half of May and to file and mail our Proxy Statement for that meeting during the first half of April in accordance with historical practices. In our Form of 8-K to be filed in August, 2018 disclosing the final voting results of the 2018 Annual Meeting, the Company will inform our shareholders when we expect to hold our 2019 Annual Meeting of Shareholders and any new dates for the submission of shareholder proposals, director nominations and other business.

How can I contact the Board?

Under our Corporate Governance Guidelines, shareholders and other interested parties may contact the non-management members of the Board by contacting the Chairman of the Corporate Governance Committee using the “Contact the Board” link posted on our Company’s website at www.xerox.com/governance.

What if multiple shareholders have the same address?

Where multiple shareholders reside in the same household, for shareholders who receive paper copies of our proxy materials, we will deliver a single Proxy Statement and Annual Report, along with separate proxy cards or separate Notices of Internet Availability to multiple shareholders who reside in the same household unless we have received other instructions. If (i) you and another registered shareholder residing in the same household each receive paper copies of the proxy materials and as a household wish to receive only one paper copy or (ii) you share a household with another registered shareholder, received a single set of proxy materials, and would like to receive separate copies of our Notice, Proxy Statement or Annual Report, you may request a change in delivery preferences. For registered shareholders, you may contact our transfer agent at (800-828-6396) or write them at Computershare, P.O. Box 30170, College Station, TX 77842-3170. For beneficial owners, you may call the bank, broker or other nominee where your shares are held in street name or call (800) 542-1061.

How may I get additional copies of the Annual Report and Proxy Statement?

Copies of the 2017 Annual Report and 2018 Proxy Statement have been distributed to shareholders (unless you have received a copy of the Notice or have consented to electronic delivery). Additional paper copies of these documents are available upon request made to Xerox Corporation, 201 Merritt 7, Norwalk, CT 06851-1056, Attention: Corporate Secretary. The Annual Report and Proxy Statement are also available on the Company’s website at www.xerox.com/investor or www.edocumentview.com/XRX. The Notice also provides you with instructions on how to request paper copies of the proxy materials. There is no charge to receive the materials by mail. You may request paper copies of the materials until one year after the date of the Annual Meeting.

Is there a list of shareholders entitled to vote at the Annual Meeting?

A list of registered shareholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting at our offices located at Xerox Corporate Headquarters, 201 Merritt 7, Norwalk, CT 06851-1056.

PROPOSAL 1 — ELECTION OF DIRECTORS

Shareholders annually elect directors to serve for one year and until their successors have been elected and have been qualified. Based on the director nomination process described below, the nine persons whose biographies appear below have been nominated by the Board to serve as directors based on the recommendation of the Corporate Governance Committee. Each of the director nominees currently serves on the Board. Keith Cozza, Jonathan Christodoro, Nicholas Graziano, Scott Letier and Giovanni (“John”) Visentin were each selected as a director pursuant to our agreement with Carl Icahn and certain of his affiliates and Darwin Deason as discussed below. Each nominee brings to us valuable experience from a variety of fields. The biographical information presented regarding each nominee’s specific experience, qualifications, attributes and skills led our Board to the conclusion that he or she should serve as a director. Each of the nominees has demonstrated business acumen and an ability to exercise independent and sound judgment, as well as an understanding of the Company’s business environment and a commitment to serve the Company and our Board. We also value their significant experience on other public company boards of directors and board committees.

Our By-laws provide that the number of directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board. The Board, upon recommendation of the Corporate Governance Committee, has decided to set the number of directors at nine. Therefore, nine directors will stand for election at the Annual Meeting to serve as directors until the 2019 Annual Meeting of Shareholders.

On May 13, 2018, we entered into an agreement with Carl Icahn and certain of his affiliates and Darwin Deason pursuant to which six Board members resigned and five new Board members joined Xerox’s Board of Directors. The agreement with Carl Icahn and certain of his affiliates and Darwin Deason is included as an exhibit to our Form 8-K Report filed with the SEC on May 13, 2018. Our new members have various key skills relevant to Xerox, including extensive corporate governance experience and financial and business expertise.

The Board has determined that each of the nominees (other than John Visentin, Chief Executive Officer of the Company) is independent under the NYSE Corporate Governance Rules and the Company’s more stringent independence standards.

It is expected that all nominees proposed by our Board will be able to serve on the Board if elected. However, if before the election one or more nominees are unable to serve or for good reason will not serve (a situation that we do not anticipate), the proxy holders will vote the proxies for the remaining nominees and for substitute nominees chosen by the Board (unless the Board reduces the number of Directors to be elected). If any substitute nominees are designated, we will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected, and includes certain biographical and other information about such nominees required by the rules of the SEC.

Biographies

The Board is continuously seeking highly-qualified, diverse candidates to add to the range of skills and experiences represented on our Board. The nine individuals nominated for election at our 2018 Annual Meeting bring valuable diversity to the Board. Two of these nine director nominees, or 22% of our current Board, are women and two nominees are Hispanic. These nine director nominees range in age from 39 to 63. In addition, each Director nominee contributes to the Board’s overall diversity by providing a variety of perspectives, personal and professional experiences and backgrounds. In light of recent developments, the tenure of the current directors averages one year. We believe our new director nominees bring a well-rounded variety of skills, qualifications, experience and diversity as well as fresh perspectives.

Board Diversity	Board Age Distribution
3 of 9 Directors are diverse based on gender & ethnicity	Average Age ~54

The table below summarizes the key qualifications, skills and attributes that each of our directors possesses that were most relevant to the decision to nominate him or her to serve on the Board. The lack of a mark does not mean the director does not possess that qualification or skill or that other qualities were not also considered; rather, a mark indicates a specific area of focus or expertise on which the Board relied most heavily. Each director’s biography below describes his or her qualifications and relevant experience in more detail.

Skills and Qualifications of our Board of Directors

Experience, expertise or attribute	Brown	Christodoro	Cozza	Echevarria	Graziano	Krongard	Letier	Visentin	Tucker
Technology	●	●	●		●		●	●	●
Leadership	●	●	●	●	●	●	●	●	●
Global Business	●	●	●	●	●	●	●	●	●
Financial	●	●	●	●	●	●	●	●	●
Public Company Boards & Governance	●	●	●	●	●	●	●	●	●
Business Operations	●			●		●		●	●
Research & Academic									●
Diversity				●		●			●

In addition to the qualifications and skills referenced above, we have provided below the principal occupation and other information about the relevant experience, qualifications, attributes or skills that the Board has concluded qualify each of the nominees to serve as a director of the Company. Each Director nominee has consented to being named in this Proxy Statement and has agreed to serve if elected.

Certain terms used in the biographies may be unfamiliar to you, so we are defining them here.

Xerox securities owned means the Company’s Common Stock, including Deferred Stock Units (DSUs) issued under the 2004 Equity Compensation Plan for Non-Employee Directors, as amended (2004 Directors Plan).

Options/Rights means unvested restricted stock units, earned performance shares and stock options awarded under the 2016 Amendment and Restatement of the Xerox Corporation 2004 Performance Incentive Plan.

Immediate family means the spouse, the minor children and any relatives sharing the same home as the nominee.

Unless otherwise noted, all Xerox securities held are owned beneficially by the nominee. Beneficial ownership means he or she has or shares voting power and/or investment power with respect to the securities, even though another name (that of a broker, for example) may appear in the Company’s records. All ownership figures are as of June 1, 2018. All ownership figures also reflect a reverse stock split at a ratio of 1-for-4 shares that became effective on June 14, 2017 for all authorized, issued and outstanding shares of Common Stock. For further information, see our Current Report on Form 8-K filed on June 14, 2017.

Gregory Q. Brown
Age: 57        Director since: 2017
Xerox securities owned: 9,096 DSUs
Options/Rights: None
Occupation: Chairman and Chief Executive Officer, Motorola Solutions, Inc.
Education: BA, Rutgers University
Board Committees: Compensation, Finance
Key Skills:
●Technology
●Leadership
●Global Business
●Financial
●Public Company Boards & Governance
●Business Operations
Other Directorships (past 5 years): Motorola Solutions Inc. (since 2007); Cisco Systems, Inc. (2013-2014).

Other Background: Mr. Brown serves as the Chairman and Chief Executive Officer of Motorola Solutions, Inc., where he has led the company for more than a decade. Prior to joining Motorola, Mr. Brown was the Chairman and CEO of Micromuse for four years. Mr. Brown has also served two American presidents, most recently as a member of President Obama’s Management Advisory Board and prior to that on the National Security Telecommunications Advisory Committee under President George W. Bush.

Mr. Brown brings to the Board relevant international, global business and developing markets expertise from his experience as Chairman and CEO of Motorola Solutions, a global technology business. Mr. Brown brings government, public policy and regulatory experience as a former member of the board of directors of the Business Roundtable and where he served as Chair of its Immigration Committee. He is also a current board member of the Federal Reserve Bank of Chicago. Mr. Brown also brings government, public policy and regulatory knowledge from his previous service as chair of the Federal Reserve Bank of Chicago, Vice Chair of the U.S.–China Business Council, and member of the President of the United States’ Management Advisory Board.

Jonathan Christodoro
Age: 42        Director since: 2018
Xerox securities owned: 8,817 DSUs
Options/Rights: None
Occupation: Private Investor
Education: BS, Cornell University; MBA, University of Pennsylvania Wharton School of Business
Board Committees: Audit, Compensation, Finance
Key Skills:
●Technology
●Leadership
●Global Business
●Financial
●Public Company Boards & Governance
Other Directorships (past 5 years): Enzon Pharmaceuticals, Inc. (Chairman since 2013); Herbalife Ltd. (since 2013); Lyft, Inc. (private company)(since 2015); PayPal Holdings, Inc. (since 2015); Xerox Corporation (2016-2017); American Railcar Industries, Inc. (2015-2017); Cheniere Energy, Inc. (2015-2017); eBay, Inc. (March 2015-July 2015); Hologic Inc. (2013-2016); Talisman Energy Inc. (2013-2015)

Other Background: Mr. Christodoro served as a Managing Director of Icahn Capital LP, the entity through which Carl C. Icahn manages investment funds, from July 2012 – February 2017. Prior to joining Icahn Capital, Mr. Christodoro held various investment and research roles at P2 Capital Partners, Prentice Capital Management, LP and S.A.C. Capital Advisors, LP. Mr. Christodoro began his career as an investment banking analyst at Morgan Stanley.

From his broad investment background and service on other public company boards and committees, Mr. Christodoro brings to the Board expertise relevant to Xerox, including the experience of identifying investment and portfolio opportunities, strategic planning, company transformation, and financial expertise.

Keith Cozza
Age: 39        Director since: 2018
Xerox securities owned: None
Options/Rights: None
Occupation: President and Chief Executive Officer, Icahn Enterprises L.P.
Education: B.S., University of Dayton
Board Committees: Chairman of the Board; Corporate Governance (Chair)
Key Skills:
●Technology
●Leadership
●Global Business
●Financial
●Public Company Boards & Governance
Other Directorships (past 5 years): Tropicana Entertainment Inc. (since 2014); Icahn Enterprises L.P. (private company)(since 2012); Herbalife Ltd. (2013-2018).

Other Background: Mr. Cozza has been the President and Chief Executive Officer of Icahn Enterprises L.P., a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, mining, real estate and home fashion, since February 2014. In addition, Mr. Cozza has served as Chief Operating Officer of Icahn Capital LP, the subsidiary of Icahn Enterprises through which Carl C. Icahn manages investment funds, since February 2013. From February 2013 to February 2014, Mr. Cozza served as Executive Vice President of Icahn Enterprises. Mr. Cozza is also the Chief Financial Officer of Icahn Associates Holding LLC, a position he has held since 2006. Mr. Cozza has been: Chairman of the Board of Directors of Xerox Corporation, a provider of document management solutions, since May 2018; a director of Tropicana Entertainment Inc., a company that is primarily engaged in the business of owning and operating casinos and resorts, since February 2014; and a director of Icahn Enterprises L.P., since September 2012. In addition, Mr. Cozza serves as a director of certain wholly-owned subsidiaries of Icahn Enterprises L.P., including: Federal-Mogul Holdings LLC (formerly known as Federal-Mogul Holdings Corporation), a supplier of automotive powertrain and safety components; Icahn Automotive Group LLC, an automotive parts installer, retailer and distributor; and PSC Metals Inc., a metal recycling company. Mr. Cozza was previously: a director of Herbalife Ltd., a nutrition company, from April 2013 to April 2018; a member of the Executive Committee of American Railcar Leasing LLC, a lessor and seller of specialized railroad tank and covered hopper railcars, from June 2014 to June 2017; a director of FCX Oil & Gas Inc., a wholly-owned subsidiary of Freeport-McMoRan Inc., from October 2015 to April 2016; a director of CVR Refining, LP, an independent downstream energy limited partnership, from January 2013 to February 2014; and a director of MGM Holdings Inc., an entertainment company focused on the production and distribution of film and television content, from April 2012 to August 2012. Federal-Mogul, Icahn Automotive, CVR Refining, Icahn Enterprises, PSC Metals, and Tropicana are each indirectly controlled by Carl C. Icahn, and American Railcar Leasing was previously indirectly controlled by Mr. Icahn. Mr. Icahn also has or previously had non-controlling interests in Xerox, Freeport-McMoRan, Herbalife and MGM Holdings through the ownership of securities. Mr. Cozza holds a B.S. in Accounting from the University of Dayton.

From his extensive finance and investment background and significant Board service, Mr. Cozza brings to the Board expertise relevant to being Chairman of the Board at Xerox, including his service on several other boards and committees as well as his significant corporate, finance, accounting and investment experience.

Joseph J. Echevarria
Age: 61        Director since: 2017
Xerox securities owned: 9,295 DSUs
Options/Rights: None
Occupation: Former Chief Executive Officer of Deloitte LLP
Education: BBA, University of Miami
Board Committees: Audit (Chair), Finance
Key Skills:
●Leadership
●Global Business
●Financial
●Public Company Boards & Governance
●Business Operations
●Diversity
Other Directorships (past 5 years): The Bank of New York Mellon Corporation (since 2015); Pfizer Inc. (since 2015); Unum Group (since 2016).

Other Background: Mr. Echevarria served as Chief Executive Officer of Deloitte LLP, a global provider of professional services, from 2011 until his retirement in August 2014. During his 36-year tenure with Deloitte he held increasingly senior leadership positions prior to being named CEO, including U.S. Managing Partner and Chief Operating Officer, Deputy Managing Partner, and Southeast Region Audit Managing Partner. He also served on key boards and committees within Deloitte and its member firm network, including chair of the U.S. Executive and Americas Executive committees and memberships on the U.S. and global boards. In addition to the public company board service noted above, Mr. Echevarria currently serves as a Trustee of the University of Miami and a Member of the President’s Export Council, the principal national advisory committee on international trade. He also serves as the Chair Emeritus of former President Obama’s My Brother’s Keeper Alliance.

Mr. Echevarria brings to the board significant experience in finance, accounting, international business, leadership and risk management skills relevant to Xerox acquired through his leadership at Deloitte. Mr. Echevarria’s financial acumen, including his significant previous audit experience, expertise in accounting issues and service on the audit committee on the boards of other publicly traded companies is an asset to the Board and the Audit Committee. He also brings public policy perspectives from his government service, which includes his public service on the President’s Export Council.

Nicholas Graziano
Age: 46        Director since: 2018
Xerox securities owned: None
Options/Rights: None
Occupation: Portfolio Manager of Icahn Capital, the entity through which Carl C. Icahn manages investment funds
Education: BA/MBA program at Duke University; BA in Economics; MBA from Fuqua School of Business
Board Committees: Finance (Chair), Audit
Key Skills:
●Technology
●Leadership
●Global Business
●Financial
●Public Company Boards & Governance
Other Directorships (past 5 years): Herbalife Ltd. (since April 2018); Fair Isaac Corporation (FICO) (2008 – 2013).

Other Background: Mr. Graziano has served as Portfolio Manager of Icahn Capital, the entity through which Carl C. Icahn manages investment funds, since February 2018. Mr. Graziano was previously the Founding Partner and Chief Investment Officer of the hedge fund Venetus Partners LP, where he was responsible for portfolio and risk management, along with day-to-day firm management, from June 2015 to August 2017. Prior to founding Venetus, Mr. Graziano was a Partner and Senior Managing Director at the hedge fund Corvex Management LP from December 2010 to March 2015. Prior to Corvex, Mr. Graziano was a Portfolio Manager at the hedge fund Omega Advisors, Inc. from September 2009 until December 2010. Before Omega, Mr. Graziano served as a Managing Director and Head of Special Situations Equity at the hedge fund Sandell Asset Management, from July 2006 to July 2009. Mr. Graziano completed a five-year undergraduate/MBA program at Duke University earning a BA in Economics and an MBA from The Fuqua School of Business.

From his broad investment background and service on other public company boards and committees, Mr. Graziano brings to the Board expertise relevant to Xerox, including his significant risk management, investment experience and financial expertise.

Cheryl Gordon Krongard
Age: 62        Director since: 2017
Xerox securities owned: 9,295 DSUs
Options/Rights: None
Occupation: Private investor; Former CEO Rothschild Asset Management
Education: BS, Iowa State University
Board Committees: Compensation (Chair), Corporate Governance
Key Skills:
●Leadership
●Global Business
●Financial
●Public Company Boards & Governance
●Business Operations
●Diversity
Other Directorships (past 5 years): Air Lease Corporation (since 2013); Federal Mogul (private company) (since 2017); Legg Mason, Inc. (2006-2017); US Airways Group Inc. (2003-2013).

Other Background: Ms. Krongard was a senior partner of Apollo Management, L.P., a private investment company, from January 2002 to December 2004. From 1994 to 2000, she served as the Chief Executive Officer of Rothschild Asset Management and as Senior Managing Director for Rothschild North America. Additionally, she served as a director of Rothschild North America, Rothschild Asset Management, Rothschild Asset Management BV, and Rothschild Realty Inc. and as Managing Member of Rothschild Recovery Fund. Ms. Krongard was also elected a lifetime governor of the Iowa State University Foundation in 1997 and has served as Chairperson of its Investment Committee.

Ms. Krongard brings to the Board expertise relevant to Xerox, including her substantial asset management expertise and her operational and leadership experience serving as a senior executive at large, complex asset management organizations. Ms. Krongard brings extensive investment, strategic planning and financial expertise gained as a director of other public companies. Ms. Krongard also has significant compensation, finance, audit and corporate governance experience acquired through her service on the boards and committees of other publicly traded companies.

Scott Letier
Age: 57        Director since: 2018
Xerox securities owned: None
Options/Rights: None
Occupation: Managing Director of Deason Capital Services, LLC, the family office for Darwin Deason
Education: BBA with a concentration in accounting, Southern Methodist University – Cox School of Business
Board Committees: Compensation, Corporate Governance
Key Skills:
●Technology
●Leadership
●Global Business
●Financial
●Public Company Boards & Governance
Other Directorships (past 5 years): Serves on various private companies, including Stellar Global, LLC; Colvin Resources Group; Grow 52, LLC (dba, Gardenuity); fund advisory board of Griffis Residential.

Other Background: Scott Letier has been Managing Director of Deason Capital Services, LLC, (“DCS”) the family office for Darwin Deason, since July 2014. Prior to joining DCS, Mr. Letier was the Managing Director of JFO Group, LLC, the family office for the Jensen family from September 2006 to July 2014. Mr. Letier has over 20 years of prior leadership roles serving as a private equity investment professional and chief financial officer, and began his career in the audit group at Ernst & Whinney (now Ernst & Young). Mr. Letier has served on numerous boards in the past, and currently serves on the Board of Directors for various private companies, including Stellar Global, LLC, an Australian and US based BPO/CRM Call Center Company, Colvin Resources Group, a Dallas based search and staffing firm, Grow 52, LLC (dba, Gardenuity), a tech enabled retailer, and serves on the fund advisory board of Griffis Residential, a Denver based multi-family real estate management and investment firm. Mr. Letier also serves as Treasurer, board member, executive committee member, and is Chairman of the audit and finance committees of the Dallas County Community College District Foundation. Mr. Letier is a Certified Public Accountant and has a BBA with a concentration in accounting from the Southern Methodist University – Cox School of Business.

With his over 20 years of prior leadership roles and service on other company boards and committees, Mr. Letier brings to the Board expertise relevant to Xerox, including his significant audit experience, investment and financial expertise serving as a private equity investment professional and chief financial officer.

Sara Martinez Tucker
Age: 63        Director since: 2011
Xerox securities owned: 36,299 DSUs
Options/Rights: None
Occupation: Retired Chief Executive Officer, National Math and Science Initiative; Former Under Secretary of Education in the U.S. Department of Education
Education: Bachelor of Journalism and MBA, University of Texas at Austin; honorary doctorates conferred by Boston College, the University of Maryland University College and the University of Notre Dame
Board Committees: Audit, Corporate Governance
Key Skills:
●Technology
●Leadership
●Global Business
●Financial
●Public Company Boards & Governance
●Business Operations
●Research & Academic
●Diversity
Other Directorships (past 5 years): American Electric Power Co., Inc. (since 2009); Nationwide (since 2018); Service Corporation International (since 2018); Sprint Corporation (since 2013).

Other Background: Ms. Tucker is the retired Chief Executive Officer of the National Math and Science Initiative (2013-2015) and is a former Under Secretary of Education in the U.S. Department of Education (2006-2008). Ms. Tucker currently serves as Chairman of The University of Texas System Board of Regents. Ms. Tucker served as the Chief Executive Officer and President of the Hispanic Scholarship Fund from 1997 to 2006 and has prior experience as an AT&T executive where she worked for 16 years and served as Regional Vice President of its Global Business Communications Systems.

Through her various leadership positions in government and education, Ms. Tucker brings to the Board expertise relevant to Xerox, including her business experience and executive leadership expertise. These skills and experience are the result of her education, service at the United States Department of Education, leadership positions at the Hispanic Scholarship Fund and her service on other public company boards and committees.

Giovanni (“John”) Visentin
Age: 55        Director since: 2018
Xerox securities owned: 350,755 shares of restricted stock
Options/Rights: 269,314 stock options; 87,689 restricted stock units
Occupation: Vice Chairman and Chief Executive Officer of Xerox Corporation
Education: Bachelor of Commerce, Concordia University (Montreal, Canada)
Board Committees: None – Chief Executive Officer
Key Skills:
●Technology
●Leadership
●Global Business
●Financial
●Business Operations
●Public Company Boards & Governance
Other Directorships (past 5 years): Presidio, Chairman of the Board of Directors, (February 2015 to November 2017).

Other Background: Mr. Visentin was recently appointed Vice Chairman and Chief Executive Officer of Xerox Corporation. Prior to being appointed to that role, Mr. Visentin was a Senior Advisor to the Chairman of Exela Technologies and an Operating Partner for Advent International, where he provided advice, analysis and assistance with respect to operational and strategic business matters in the due diligence and evaluation of investment opportunities. In October 2013, Mr. Visentin was named Executive Chairman and Chief Executive Officer of Novitex Enterprise Solutions following the acquisition of Pitney Bowes Management Services by funds affiliated with Apollo Global Management. In July 2017, Novitex closed on a business combination with SourceHOV, LLC and Quinpario Acquisition Corp. 2 to form Exela Technologies, becoming one of the largest global providers of transaction processing and enterprise information management solutions. Mr. Visentin was previously an Advisor with Apollo Global Management and contributed to their February 2015 acquisition of Presidio, the leading provider of professional and managed services for advanced IT solutions, where he was Chairman of the Board of Directors from February 2015 to November 2017. Mr. Visentin has managed multibillion dollar business units in the IT services industry (at each of Hewlett-Packard and IBM) and over the course of his career has a proven track record transforming complex operations to consistently drive profitable growth. Mr. Visentin graduated from Concordia University in Montreal, Canada, with a Bachelor of Commerce.

With his significant experience in leading and transforming multibillion dollar business units in the IT services industry during his time at both Hewlett-Packard and IBM, Mr. Visentin brings to the Board expertise relevant to Xerox, including his service as Chief Executive officer and Chairman at other companies as well as his significant strategic planning, company transformation, and financial expertise experience.

The Board recommends a vote

FOR

the election of the nine directors nominated by the Board

CORPORATE GOVERNANCE

Xerox is committed to the highest standards of business integrity and corporate governance. All of our directors, executives and employees must act ethically. In addition, our directors must act in accordance with our Code of Business Conduct and Ethics for Members of the Board; our principal executive officer, principal financial officer and principal accounting officer, among others, must act in accordance with our Finance Code of Conduct; and all of our executives and employees must act in accordance with our Code of Business Conduct. Each of these codes of conduct, as well as our Corporate Governance Guidelines and the charters of our Audit, Compensation, Corporate Governance and Finance Committees can be accessed through our website at www.xerox.com/governance. They are also available to any shareholder who requests them in writing addressed to Xerox Corporation, 201 Merritt 7, Norwalk, CT 06851-1056, Attention: Corporate Secretary. We will disclose any future amendments to, or waivers from, provisions of our Code of Business Conduct and Ethics for members of the Board and our Code of Business Conduct and our Finance Code of Conduct for our officers on our website as promptly as practicable, as may be required under applicable SEC and NYSE rules. The Corporate Governance Committee of the Board periodically reviews and reassesses the adequacy of our overall corporate governance, Corporate Governance Guidelines and committee charters.

Recent Developments

On May 13, 2018, Xerox Corporation entered into a Director Appointment, Nomination and Settlement Agreement (the “Settlement Agreement”) by and between Carl Icahn and certain of his affiliates and Darwin Deason; William Curt Hunter, Jeffrey Jacobson, Robert J. Keegan, Charles Prince, Ann N. Reese and Stephen H. Rusckowski (collectively, the “Resigning Directors”); and Sara Martinez Tucker, Gregory Q. Brown, Joseph J. Echevarria and Cheryl Gordon Krongard (collectively, the “Continuing Directors”).

Under the Settlement Agreement, which became effective on May 13, 2018, the Company agreed to; first, increase the size of the Board of Directors of the Company from 10 members to 15 members; second, to appoint Jonathan Christodoro, Scott Letier, Keith Cozza, Nicholas Graziano, and Giovanni (John) Visentin to the Board; third, to accept the resignation of the Resigning Directors from the Board and; fourth to decrease the size of the Board from 15 members to 9 members. At the Effective Time, Jeffrey Jacobson resigned as Chief Executive Officer of the Company.

As part of the Settlement, Carl Icahn and certain of his affiliates agreed to withdraw their previous nominations of Jonathan Christodoro, Keith Cozza, Jaffrey (Jay) A. Firestone and Randolph Read in connection with the 2018 Annual Meeting and further agreed they will vote in favor of each nominee (and not any other nominees) on the Xerox slate of directors for election at the 2018 Annual Meeting.

Director Nomination Process

The Corporate Governance Committee considers candidates for Board membership recommended by Board members, management, shareholders and others (see below). The Corporate Governance Guidelines require that a substantial majority of the Board consist of independent directors and that management representation on the Board should be limited to Company senior management. There are no specific minimum qualifications that the Corporate Governance Committee believes must be met by prospective candidates; however, the Corporate Governance Committee applies the criteria set forth in our Corporate Governance Guidelines. These criteria include, among other things, the candidate’s broad perspective, integrity, independence of judgment, experience, expertise, diversity, ability to make independent analytical inquiries, understanding of the Company’s business environment and willingness to devote adequate time and effort to Board responsibilities. The Corporate Governance Committee does not assign specific weight to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. As discussed above, Messrs. Christodoro, Letier, Cozza, Graziano and Visentin were each appointed as a director pursuant to the Company’s Settlement Agreement with Carl Icahn and certain of his affiliates and Darwin Deason. See Election of Directors.

Our Corporate Governance Guidelines dictate that diversity should be considered by the Corporate Governance Committee in the director identification and nomination process. Although the Board does not establish specific goals with respect to diversity, the Board’s overall diversity is a significant consideration in the director nomination process. This means that the Corporate Governance Committee seeks nominees who bring a variety of business backgrounds, experiences and perspectives to the Board. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a broad diversity of experience, professions, skills, geographic representations, knowledge and abilities that will allow the Board to fulfill its responsibilities. Shareholders who wish to recommend individuals for consideration by the Corporate Governance Committee may do so by submitting a written recommendation to the Secretary of the Company at Xerox Corporation, 201 Merritt 7, Norwalk, CT 06851-1056. Submissions must include sufficient biographical information concerning the recommended individual, including age, employment and current board memberships (if any), for the Corporate Governance Committee to consider. The submission must be accompanied by the written consent of the nominee to stand for election if nominated by the Board and to serve if elected by the shareholders. Recommendations received no earlier than January 19, 2019 and no later than February 18, 2019, will be considered for nomination at the 2019 Annual Meeting of Shareholders. The Company may determine to hold our 2019 Annual Meeting of Shareholders during the second half of May and to file and mail our Proxy Statement for that meeting during the first half of April in accordance with historical practices. In our Form of 8-K to be filed in August, 2018 disclosing the final voting results of the 2018 Annual Meeting, the Company will inform our shareholders when we expect to hold our 2019 Annual Meeting of Shareholders and any new dates for the submission of shareholder proposals, director nominations and other business.

Board Leadership Structure

The Board’s goal is to achieve the best board leadership structure for effective oversight and management of the Company’s affairs. The Board believes that there is no single, generally accepted approach to providing board leadership, and that each possible leadership structure must be considered in the context of the individuals involved and the specific circumstances facing a company. Accordingly, what the Board believes is the right board leadership structure may vary as circumstances warrant.

The Company’s governance documents provide the Board with flexibility to select the appropriate leadership structure for the Company. Our policies do not preclude the Chief Executive Officer (CEO) from also serving as Chairman of the Board. This flexibility has allowed the Board to utilize its considerable experience and knowledge to elect the most qualified director as Chairman of the Board, while maintaining the ability to separate the Chairman of the Board and CEO roles when desirable.

During the Board’s recent evaluation of its leadership structure, the Board took into account many factors, including the specific needs of the Board and the business, our Corporate Governance Guidelines and the best interests of our shareholders. Upon recommendation of the Corporate Governance Committee, the non-employee directors of the Board concluded that the current leadership structure continues to be the right leadership structure for the Company at this time and that it is in the best interests of the shareholders to maintain the separate Chairman and CEO role currently in place. This structure allows our Chief Executive Officer to focus on the operations of our business while the independent Chairman focuses on leading the Board in its responsibilities. Our Chairman is independent, and will continue to assume the lead independent director’s responsibilities, which include: presiding at executive sessions of the independent directors; calling special meetings of the independent directors, as needed; addressing individual Board member performance matters, as needed; and serving as liaison on Board-wide issues between the independent directors and the CEO. For this reason, we do not have a lead independent director.

Under our Corporate Governance Guidelines, each regularly scheduled Board meeting must include an executive session of all directors and the CEO and a separate executive session attended only by the independent directors. Following our 2018 Annual Meeting, we expect that our Board will be 89 percent comprised of directors who qualify as independent directors. We will have an independent Chairman and each of our standing Board committees will be comprised solely of independent directors, including our Corporate Governance Committee, which establishes our corporate governance policy and monitors the effectiveness of policy at the Board level.

Risk Oversight

Our Board has ultimate oversight responsibility for our Enterprise Risk Management (ERM) process. The Board oversees our ERM process through the Audit Committee of the Board, which previews the ERM assessment and process for subsequent review by the Board. Our ERM process is designed to strengthen our risk-management capability and to assess, monitor, and manage all categories of business risk, including strategic, operational, compliance and financial reporting. The Company’s Chief Financial Officer is responsible for the Company’s ERM function through the Enterprise Risk Steering Committee, which includes the majority of the direct reports to the CEO, as well as our Chief Information Officer, our Controller, and our Chief Audit Executive. The Enterprise Risk Steering Committee inspects risk mitigation plans and progress, identifies and addresses emerging risks, and shares mitigation best practices across the Company. Additionally, to ensure that ERM is integrated with our business management, the Company’s Management Committee, the Business Ethics and Compliance Office, and various Internal Control committees monitor risk exposure and the effectiveness of how we manage these risks.

While the Board has ultimate oversight responsibility for the risk management process, various committees of the Board have been delegated responsibility for certain aspects of risk management. In addition to the Audit Committee’s responsibility to oversee the overall ERM process, the Audit Committee focuses on financial risk, including risks associated with internal control, audit, financial reporting and disclosure matters, and also on our Ethics, Litigation, and Information Security risk mitigation plans and progress. In addition, the Compensation Committee seeks to incent executive employees in a manner that discourages unnecessary or inappropriate risk-taking, while encouraging a level of risk-taking behavior consistent with the Company’s business strategy. In parallel, the Board’s Finance Committee oversees aspects of our Global Economy risk, and on an as needed basis, special sub-Committees are established to focus on specific business risks.

We believe that our leadership structure supports the risk oversight function of the Board. Our CEO serves on the Board and is able to promote open communication between management and directors relating to risk. Additionally, each Board committee is comprised solely of independent directors, and all directors are actively involved in the risk oversight function.

Director Independence

A director is not considered independent unless the Board determines that he or she has no material relationship with the Company. The Board has adopted categorical standards to assist in both its determination and the Corporate Governance Committee’s recommendation as to each director’s independence. Under these categorical standards, a director will be presumed not to have a material relationship with the Company if:

(1)	he or she satisfies the bright-line independence and other applicable requirements under the listing standards of the NYSE and all other applicable laws, rules and regulations regarding director independence, in each case from time to time in effect;
(2)	he or she is not a current employee (and none of his or her “immediate family members” is employed as an “executive officer,” each as defined by the NYSE Corporate Governance Rules) of a company that has made payments to, or received payments from, the Company or any of its consolidated subsidiaries for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or one percent of such other company’s consolidated gross revenues; and
(3)	in the event that he or she serves as an executive officer or director of a charitable organization, the Company and its consolidated subsidiaries donated less than five percent of that organization’s charitable receipts (provided that if within the preceding three years the Company and its consolidated subsidiaries donated annual aggregate contributions in excess of $1 million or two percent of the annual consolidated gross revenue of the charitable organization, such contributions must be disclosed in the Company’s Proxy Statement).

Our Board has determined that all of the nominees for election as directors are independent under the NYSE Corporate Governance Rules and our Corporate Governance Guidelines, with the exception of John Visentin, our Chief Executive Officer.

In addition, the Corporate Governance Committee reviews relationships involving members of the Board, their immediate family members and affiliates, and transactions in which members of the Board, their immediate family members and their affiliates have a direct or indirect interest in which the Company is a participant to determine whether such relationship or transaction is material and could impair a director’s independence. In making independence determinations, the Board considers all relevant facts and circumstances from the point of view of both the director and the persons or organizations with which the director has relationships. See Certain Relationships and Related Person Transactions.

As a result of the aforementioned review, 89% of our nominees for election as directors are deemed to be independent.

Certain Relationships and Related Person Transactions

Related Person Transactions Policy

The Board has adopted a policy addressing the Company’s procedures with respect to the review, approval and ratification of “related person transactions” that are required to be disclosed pursuant to Item 404(a) of Regulation S-K of the U.S. Securities Act of 1933, as amended (Regulation S-K). The policy provides that any transaction, arrangement or relationship, or series of similar transactions, in which the Company will participate or has participated and a “related person” (as defined in Item 404(a) of Regulation S-K) has or will have a direct or indirect material interest, and which exceeds $120,000 in the aggregate, is subject to review (each such transaction, a Related Person Transaction). In its review of Related Person Transactions, the Corporate Governance Committee reviews the material facts and circumstances of the transaction and takes into account certain factors, where appropriate, based on the particular facts and circumstances, including: (i) the nature of the “related person’s” interest in the transaction; (ii) the significance of the transaction to the Company and to the “related person”; and (iii) whether the transaction is likely to impair the judgment of the “related person” to act in the best interest of the Company.

No member of the Corporate Governance Committee may participate in the review, approval or ratification of a transaction with respect to which he or she is a “related person.”

In May 2016, in connection with the spin-off of Conduent Incorporated (the Spin-Off), the Company and Ursula Burns entered into a letter agreement pursuant to which Ms. Burns agreed to continue in her role as the Company’s Chief Executive Officer and Chairman of the Board of Directors until the earlier of January 31, 2017 or completion of the Spin-Off, at which time she would step down as the Company’s Chief Executive Officer. On December 31, 2016, Ms. Burns stepped down as Chief Executive Officer, and she retired as Chairman at the annual shareholders’ meeting in May 2017. Pursuant to the letter agreement, Ms. Burns earned the following in 2017: a prorated base salary equal to $450,000, a prorated annual bonus equal to $870,750, $70,900 in the Company match under the 401(k) savings plan and the Xerox non-qualified supplemental savings plan, $238,983 of dividend equivalents on RSUs and Performance Shares that vested during 2017, and $34,615 for payout of accrued vacation. The letter agreement provided for a 2017 long term incentive equity award of restricted stock with a grant date value of $5 million. Ms. Burns received a prorated award based on her retirement date as provided under letter agreement equal to a grant date value of $2.5 million. In addition, Ms. Burns’ pension value increased by $1,861,861 due to the change in accounting assumptions from December 31, 2016 to December 31, 2017 and one year of interest.

Certain Employment Arrangements

We actively recruit qualified candidates for our employment needs. Relatives of our executive officers and other employees are eligible for hire. In 2017, we had one non-executive employee who was employed by Xerox who received more than $120,000 in annual compensation (salary, incentive cash awards, equity awards and commissions) and is related to a current executive officer. This is a routine employment arrangement entered into in the ordinary course of business with compensation commensurate with that of the employee’s peers, and the terms of employment are consistent with the Company’s human resources policies. For 2017, the compensation for Kimberly Finley, spouse of Joseph H. Mancini Jr., our Chief Accounting Officer, was $568,516. Ms. Finley is Director, Tax Accounting at Xerox and has been with Xerox for over 25 years.

BOARD OF DIRECTORS AND BOARD COMMITTEES

Committee Functions, Membership and Meetings

Our Board has four standing committees: Audit, Compensation, Corporate Governance and Finance. Set forth below is a list of the committees of our Board, a summary of the responsibilities of each committee, the number of committee meetings held during 2017 for each committee and a list of the members of each committee.

Audit Committee. (12 meetings)

A copy of the charter of the Audit Committee is posted on the Company’s website at www.xerox.com/governance.

The responsibilities of the Audit Committee include:

●	oversee the integrity of the Company’s financial statements;
●	oversee the Company’s compliance with legal and regulatory requirements;
●	oversee the Company’s risk assessment policies and practices, including the ERM process, and preview the ERM assessment and process for subsequent review by the Board;
●	assess independent auditors’ qualifications and independence;
●	assess performance of the Company’s independent auditors and the internal audit function;
●	review the Company’s audited financial statements, including the Company’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board their inclusion in the Company’s Annual Report on Form 10-K;
●	review changes in working capital policies and procedures with management; and
●	review and approve the Company’s code of business conduct and ethics.

The Audit Committee is also responsible for the preparation of the Audit Committee Report that is included below in this Proxy Statement beginning on page 76.

Members: Jonathan Christodoro; Joseph J. Echevarria; Nicholas Graziano; and Sara Martinez Tucker.

Chairman: Mr. Echevarria

The Board has determined that all of the members of the Audit Committee are (1) independent under the Company’s Corporate Governance Guidelines and under the applicable SEC and NYSE Corporate Governance Rules and (2) “audit committee financial experts,” as defined in the applicable SEC rules, and are financially literate. Richard J. Harrington, who retired as of the 2017 annual meeting, served on the Audit Committee until May 23, 2017 and satisfied the foregoing independence standards during his time as a member of the Audit Committee. Robert J. Keegan, who served on the Audit Committee until becoming Chairman of the Board on May 23, 2017 and then subsequently resigned on May 13, 2018, satisfied the foregoing independence standards during his time as a member of the Audit Committee. William Curt Hunter and Ann N. Reese who each served on the Audit Committee until they each resigned on May 13, 2018, satisfied the foregoing independence standards during their time as a member of the Audit Committee. Designation or identification of a person as an audit committee financial expert does not impose any duties, obligations or liabilities that are greater than the duties, obligations and liabilities imposed on such person as a member of the Audit Committee and the Board in the absence of such designation or identification.

Compensation Committee. (4 meetings)

A copy of the charter of the Compensation Committee is posted on the Company’s website at www.xerox.com/governance.

The responsibilities of the Compensation Committee include:

●	oversee development and administration of the Company’s executive compensation plans;
●	set the compensation of the CEO and other executive officers;
●	review and approve the performance goals and objectives with respect to the compensation of the CEO and other executive officers;

●	oversee the evaluation of the CEO and other executive officers;
●	have sole authority to retain and terminate the consulting firms engaged to assist the Compensation Committee in the evaluation of the compensation of the CEO and other executive officers;
●	be directly responsible for oversight of the work of the compensation consultants, including determination of compensation to be paid to any such consultant by the Company;
●	conduct an independence assessment of any compensation consultants to the Compensation Committee, including consideration of the six independence factors required under SEC rules and NYSE listing standards; and
●	review and approve employment, severance, change-in-control, termination and retirement arrangements for executive officers.

The Compensation Committee is also responsible for reviewing and discussing the Compensation Discussion and Analysis (CD&A) with management, and has recommended to the Board that the CD&A be included in the Company’s Proxy Statement (beginning on page 35) and incorporated by reference in the Company’s 2017 Annual Report on Form 10-K. The CD&A discusses the material aspects of the Company’s compensation objectives, policies and practices. The Compensation Committee’s report appears on page 59 of this Proxy Statement.

The Compensation Committee has not delegated its authority for compensation for executive officers. The Compensation Committee has, however, delegated authority under the Company’s equity plan to the CEO to grant equity awards to employees who are not executive officers or officers directly reporting to the CEO. The CEO is also responsible for setting the compensation of, reviewing performance goals and objectives for, and evaluating officers who are not executive officers.

Executive officer compensation decisions are made by the Compensation Committee after discussing recommendations with the CEO and the Chief Human Resources Officer. The Chief Financial Officer confirms the Company’s financial results used by the Compensation Committee to make compensation decisions. The Chief Financial Officer attends Compensation Committee meetings to discuss financial targets and results for the Annual Performance Incentive Plan and the Executive Long-Term Incentive Program as described in the CD&A. The Compensation Committee meets in executive session to review and approve compensation actions for the CEO.

The Compensation Committee has retained Frederic W. Cook & Co., Inc. (FW Cook) as an independent consultant to the Compensation Committee. FW Cook provides no services to management and provides an annual letter to the Compensation Committee regarding its independence, which the Compensation Committee reviews and determines whether there is any conflict of interest. Based on its review for 2017, the Compensation Committee determined that FW Cook’s work has not raised any conflict of interest and that such firm is independent. The consultant’s responsibilities are discussed on page 41 of this Proxy Statement.

Members: Gregory Q. Brown; Jonathan Christodoro; Cheryl Gordon Krongard; and Scott Letier.

Chairman: Mrs. Krongard

The Board has determined that all of the members of the Compensation Committee are independent under the Company’s Corporate Governance Guidelines and NYSE Corporate Governance Rules. In addition, each Committee member is a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934.

Robert J. Keegan, who served on the Compensation Committee until becoming Chairman of the Board on May 23, 2017 and then subsequently resigned on May 13, 2018, satisfied the foregoing independence standards during his time as a member of the Compensation Committee. Charles Prince and Stephen H. Rusckowski, who each served on the Compensation Committee until they each resigned on May 13, 2018, satisfied the foregoing independence standards during their time as a member of the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was or is an officer or employee of the Company or any of its subsidiaries. In addition, during the last fiscal year, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on our Board or Compensation Committee.

Corporate Governance Committee. (4 meetings)

A copy of the charter of the Corporate Governance Committee is posted on the Company’s website at www.xerox.com/governance.

The responsibilities of the Corporate Governance Committee include:

●	identify and recommend to the Board individuals to serve as directors of the Company and on Board committees;
●	advise the Board regarding Board composition, procedures and committees;
●	develop, recommend to the Board and annually review the Corporate Governance Guidelines applicable to the Company;
●	review significant environmental and corporate social responsibility matters;
●	administer the Company’s Related Person Transactions Policy;
●	evaluate and recommend director compensation to the Board; and
●	oversee the annual Board and committee evaluation processes.

The Corporate Governance Committee recommends to the Board nominees for election as directors of the Company and considers the performance of incumbent directors in determining whether to recommend their nomination.

Members: Keith Cozza; Cheryl Gordon Krongard; Scott Letier; and Sara Martinez Tucker

Chairman: Mr. Cozza

The Board has determined that all of the members of the Corporate Governance Committee are independent under the Company’s Corporate Governance Guidelines and the NYSE Corporate Governance Rules. Jonathan Christodoro, who served on the Corporate Governance Committee until his resignation from our Board effective December 8, 2017, satisfied the foregoing independence standards during his time as a member of the Corporate Governance Committee. Charles Prince and Anne Reese who each served on the Corporate Governance Committee until they each resigned on May 13, 2018, satisfied the foregoing independence standards during their time as a member of the Corporate Governance Committee.

Finance Committee. (5 meetings)

A copy of the charter of the Finance Committee is posted on the Company’s website at www.xerox.com/governance.

The responsibilities of the Finance Committee include:

●	review the Company’s cash position, capital structure and strategies, financing strategies, insurance coverage and dividend policy;
●	review the adequacy of funding of the Company’s funded retirement plans and welfare benefit plans in terms of the Company’s purposes; and
●	review the Company’s policy on derivatives and annually determine whether the Company and its subsidiaries shall enter into swap and security-based swap transactions that are not cleared with a Commodity Exchange Act registered clearing organization.

Members: Gregory Q. Brown; Jonathan Christodoro; Joseph J. Echevarria; and Nicholas Graziano.

Chairman: Mr. Nicholas Graziano

The Board has determined that all of the members of the Finance Committee are independent under the Company’s Corporate Governance Guidelines and the NYSE Corporate Governance Rules. Jonathan Christodoro, who served on the Finance Committee until his resignation from our Board effective December 8, 2017, satisfied the foregoing independence standards during his time as a member of the Finance Committee. Sara Martinez Tucker, who served on the Finance Committee until May 23, 2017, satisfied the foregoing independence standards during her time as a member of the Finance Committee. William Curt Hunter and Anne Reese who each served on the Finance Committee until they each resigned on May 13, 2018, satisfied the foregoing independence standards during their time as a member of the Finance Committee.

Attendance and Compensation of Directors

Attendance: 12 meetings of the Board and 25 meetings of the Board committees were held in 2017. All incumbent directors attended at least 75 percent of the total number of meetings of the Board, and Board committees on which they served, during the period in which they served as a Xerox director. The Company’s policy generally is for all members of the Board to attend the Annual Meeting of Shareholders. All nominees who were serving as directors at the time attended the 2017 Annual Meeting of Shareholders. We believe that attendance at meetings is only one means by which directors may contribute to the effective management of the Company and that the contributions of all directors have been substantial and are highly valued.

Summary of Annual Director Compensation

Compensation for our directors is determined by the Corporate Governance Committee and approved by the full Board. Directors who are our employees receive no additional compensation for serving as a director. Accordingly, Mr. Jacobson did not receive any additional compensation for his service on the Board during 2017. Mr. Visentin, who was appointed Chief Executive Officer on May 14, 2018, will not receive any additional compensation for his service on the Board.

During 2017, the annual cash retainer for directors was $80,000; the value of the annual equity retainer for directors was $180,000; the chairman of the Audit Committee received an additional $30,000; Audit Committee members each received an additional $15,000; the chairman of the Compensation Committee received an additional $20,000; Compensation Committee members each received an additional $12,500; the chairmen of the Corporate Governance and Finance Committees each received an additional $15,000; the Corporate Governance and Finance Committee members each received an additional $10,000; the Lead Independent Director received an additional $30,000 per year. In 2017, Ms. Reese received $15,000 for her service as Lead Independent Director. The additional fee for the Chairman of the Board is $175,000 per year. Mr. Keegan was named Chairman of the Board on May 23, 2017 and received an additional $116,667 for his service. Mr. Keegan subsequently resigned on May 13, 2018. Mr. Cozza was named Chairman of the Board on May 14, 2018. As the independent Chairman, Mr. Cozza assumed the Lead Independent Director responsibilities, and therefore, we no longer have a Lead Independent Director. Directors do not have an option to receive additional equity in lieu of cash. Directors also receive reimbursement for out-of-pocket expenses incurred in connection with their service on the Board.

Each non-employee director is required to establish a meaningful equity ownership interest in the Company. This equity ownership interest is achieved by paying the director’s annual equity retainer in DSUs (described below). By serving on the Board for a period of approximately one and a half years, a director would hold DSUs equivalent in value (as of date of grant) to at least three times a director’s current annual cash retainer. The longer a director serves on the Board and is paid an equity retainer in the form of DSUs, the larger his or her equity ownership interest in the Company becomes because, by their terms, all DSUs are required to be held by directors until the earlier of one year after the termination date of Board service or the date of death. If there is a change in control of the Company, the terms of the 2004 Directors Plan provide that DSUs be paid out in cash as soon as practicable.

Each non-employee director is also prohibited from engaging in short-swing trading and trading in puts and calls with respect to Xerox stock and is prohibited from using any strategies or products to hedge against the potential changes in the value of Xerox stock. In addition, under the Company’s insider trading policy, directors are effectively precluded from pledging Xerox stock as collateral since their stock can only be sold during “window” periods and under trading plans pursuant to SEC Rule 10b5-1, and therefore is not available to be sold at any time.

DSUs are a bookkeeping entry that represent the right to receive one share of Common Stock at a future date. DSUs include the right to receive dividend equivalents, which are credited in the form of additional DSUs, at the same time and in approximately the same amounts that the holder of an equivalent number of shares of Common Stock would be entitled to receive in dividends. The DSUs are issued under the 2004 Directors Plan, which was approved by Xerox shareholders at the 2004 Annual Meeting of Shareholders and amended and restated, with shareholder approval, in 2013. Individually, the compensation for each non-employee director during fiscal year 2017 was as follows:

Name of Director (1)	Fees earned or paid in cash $	Stock Awards $ (2)	Option Awards $	Non-Equity Incentive Plan Compensation $	Change in Pension Value and Non-Qualified Deferred $	All Other Compensation $ (3)	Total $
Gregory Q. Brown	$86,250	$180,000	-	-	-	-	$266,250
Jonathan Christodoro	$100,000	$180,000	-	-	-	-	$280,000
Joseph J. Echevarria	$85,000	$180,000	-	-	-	-	$265,000
Richard J. Harrington	$55,000	$90,000	-	-	-	-	$145,000
William Curt Hunter	$107,500	$180,000	-	-	-	-	$287,500
Robert J. Keegan	$214,167	$180,000	-	-	-	-	$394,167
Cheryl Gordon Krongard	$86,250	$180,000	-	-	-	-	$266,250
Charles Prince	$105,000	$180,000	-	-	-	-	$285,000
Ann N. Reese	$127,500	$180,000	-	-	-	-	$307,500
Stephen H. Rusckowski	$96,250	$180,000	-	-	-	-	$276,250
Sara Martinez Tucker	$110,000	$180,000	-	-	-	-	$290,000
____________________

(1)

Mr. Christodoro resigned from the Board effective December 8, 2017. Mr. Harrington and Ms. Burns retired as of the 2017 annual meeting. Mr. Echevarria and Ms. Krongard were each appointed to the Board effective January 1, 2017. Mr. Brown was appointed to the Board effective January 26, 2017. William Curt Hunter, Robert J. Keegan, Charles Prince, Ann N. Reese, and Stephen H. Rusckowski each resigned from the Board effective May 13, 2018.

(2)

The cash value of compensation awarded in the form of DSUs is reflected in this column. The amount presented in this column reflects the aggregate grant date fair value of the DSUs awarded during 2017 computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) Topic 718, Compensation—Stock Compensation.

The total number and value of all DSUs (including dividend equivalents) as of the end of 2017 (based on the December 29, 2017 closing market price of our Common Stock of $29.15) and DSUs held by each director is as follows: Mr. Brown, 6,171 ($179,885); Mr. Christodoro, 8,667 ($252,643); Mr. Echevarria, 6,367 ($185,598); Mr. Harrington, 52,568 ($1,532,357); Mr. Hunter, 63,553 ($1,852,570); Mr. Keegan, 35,929 ($1,047,330); Ms. Krongard, 6,367 ($185,598); Mr. Prince, 44,759 ($1,304,725); Ms. Reese, 58,893 ($1,716,731); Mr. Rusckowski, 15,159 ($441,885); and Ms. Tucker, 32,913 ($959,414).

(3)

In accordance with applicable SEC rules, dividend equivalents paid in 2017 on DSUs are not included in “All Other Compensation” because those amounts were factored into the grant date fair values of the DSUs.

In May 2016, in connection with the Spin-Off, the Company and Ursula Burns entered into a letter agreement pursuant to which Ms. Burns agreed to continue in her role as the Company’s Chief Executive Officer and Chairman of the Board of Directors until the earlier of January 31, 2017 or completion of the Spin-Off, at which time she would step down as the Company’s Chief Executive Officer. On December 31, 2016, Ms. Burns stepped down as Chief Executive Officer, and she retired as Chairman at the annual shareholders’ meeting in May 2017. Pursuant to the letter agreement, Ms. Burns earned the following in 2017: a prorated base salary equal to $450,000, a prorated annual bonus equal to $870,750, $70,900 in the Company match under the 401(k) savings plan and the Xerox non-qualified supplemental savings plan, $238,983 of dividend equivalents on RSUs and Performance Shares that vested during 2017, and payout of $34,615 for accrued vacation. The letter agreement provided for a 2017 long term incentive equity award of restricted stock with a grant date value of $5 million. Ms. Burns received a prorated award based on her retirement date as provided under letter agreement equal to a grant date value of $2.5 million. In addition, Ms. Burns’ pension value increased by $1,861,861 due to the change in accounting assumptions from December 31, 2016 to December 31, 2017 and one year of interest.

For information on compensation for Jeffrey Jacobson, a former director who was also the Chief Executive Officer of Xerox during 2017, see the executive compensation tables beginning on page 60.

SECURITIES OWNERSHIP

Ownership of Company Securities

We are not aware of any person who, or group that, owns beneficially more than 5% of any class of the Company’s equity securities as of December 31, 2017, except as set forth below(1). None of Xerox’s directors, director nominees, and named executive officers have the right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) under the Exchange Act.

Title of Class*	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Common Stock	The Vanguard Group, Inc.	24,799,173 (2)	9.7%
	100 Vanguard Blvd.
	Malvern, PA 19355
Common Stock	Mr. Carl C. Icahn	23,456,087 (3)	9.2%
	c/o Icahn Capital LP
	767 Fifth Ave, Suite 4700
	New York, NY 10153
Common Stock	Darwin Deason	15,322,341 (4)	5.9%
	5956 Sherry Ln., Suite 800
	Dallas, TX 75225
Common Stock	BlackRock, Inc.	15,067,064 (5)	5.9%
	55 East 52nd Street
	New York, NY 10055
____________________

*	On June 14, 2017, the reverse stock split of common stock at a ratio of 1-for-4 shares, together with a proportionate reduction in the authorized shares of its common stock from 1.75 billion shares to 437.5 million shares, became effective. For further information, see our Current Report on Form 8-K filed on June 14, 2017.
(1)	The words “group” and “beneficial” are as defined in regulations issued by the SEC. Beneficial ownership under such definition means possession of sole voting power, shared voting power, sole dispositive power or shared dispositive power. The information provided in this table is based solely upon the information contained in the most recent Schedule 13G or 13G/A (or in the case of Mr. Icahn and Mr. Deason, the most recent Schedule 13D/A) filed by the named entity with the SEC. BlackRock, Inc. is a registered investment adviser under the Investment Advisers Act of 1940, as amended (“Investment Advisers Act”), and has subsidiaries that are also investment advisers under the Investment Advisers Act with beneficial ownership of the reported shares.
(2)	The Vanguard Group, Inc. and (its subsidiary companies have sole voting power for 305,485 shares of Common Stock, sole dispositive power for 24,467,909 shares of Common Stock, shared dispositive power for 331,264 shares of Common Stock and shared voting power for 40,659 shares of Common Stock.
(3)	As of February 20, 2018, represents shares of Common Stock held by the following group of entities associated with Carl C. Icahn: High River Limited Partnership (“High River”), Hopper Investments LLC (“Hopper”), Barberry Corp. (“Barberry”), Icahn Partners Master Fund LP (“Icahn Master”), Icahn Offshore LP (“Icahn Offshore”), Icahn Partners LP (“Icahn Partners”), Icahn Onshore LP (“Icahn Onshore”), Icahn Capital LP (“Icahn Capital”), IPH GP LLC (“IPH”), Icahn Enterprises Holdings L.P. (“Icahn Enterprises Holdings”), Icahn Enterprises G.P. Inc. (“Icahn Enterprises GP”) and Beckton Corp. (“Beckton”) (collectively, the “Reporting Persons”). The principal business address of (i) each of High River, Hopper, Barberry, Icahn Offshore, Icahn Partners, Icahn Master, Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP and Beckton is White Plains Plaza, 445 Hamilton Avenue — Suite 1210, White Plains, NY 10601, and (ii) Mr. Icahn, Barberry and Hopper is c/o Icahn Capital LP, 767 Fifth Avenue, 47th Floor, New York, NY 10153.

Icahn Partners, Icahn Master and High River (collectively, the “Icahn Parties”) are entities controlled by Carl C. Icahn. Barberry is the sole member of Hopper, which is the general partner of High River. Icahn Offshore is the general partner of Icahn Master. Icahn Onshore is the general partner of Icahn Partners. Icahn Capital is the general partner of each of Icahn Offshore and Icahn Onshore. Icahn Enterprises Holdings is the sole member of IPH, which is the general partner of Icahn Capital. Beckton is the sole stockholder of Icahn Enterprises GP, which is the general partner of Icahn Enterprises Holdings. Carl C. Icahn is the sole stockholder of each of Barberry and Beckton. As such, Mr. Icahn is in a position indirectly to determine the investment and voting decisions made by each of the Icahn Parties. In addition, Mr. Icahn is the indirect holder of approximately 91.0% of the outstanding depositary units representing limited partnership interests in Icahn Enterprises L.P. (“Icahn Enterprises”). Icahn Enterprises GP is the general partner of Icahn Enterprises, which is the sole limited partner of Icahn Enterprises Holdings.

The Reporting Persons may be deemed to beneficially own, in the aggregate, 23,456,087 shares of Common Stock, representing approximately 9.21% of the Company’s outstanding shares (based upon the 254,673,473 shares stated to be outstanding as of January 31, 2018 by the Company in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission on February 23, 2018).

High River has sole voting power and sole dispositive power with regard to 4,961,218 shares of Common Stock. Each of Hopper, Barberry and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares. Icahn Partners has sole voting power and sole dispositive power with regard to 11,130,555 shares of Common Stock. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares of Common Stock. Icahn Master has sole voting power and sole dispositive power with regard to 7,634,314 shares of Common Stock. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares of Common Stock.

Each of Hopper, Barberry and Mr. Icahn, by virtue of their relationships to High River, may be deemed to indirectly beneficially own the shares of Common Stock that High River directly beneficially owns. Each of Hopper, Barberry and Mr. Icahn disclaims beneficial ownership of such shares of Common Stock for all other purposes. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Master, may be deemed to indirectly beneficially own the shares of Common Stock which Icahn Master directly beneficially owns. Each of

Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn disclaims beneficial ownership of such shares of Common Stock for all other purposes. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Partners, may be deemed to indirectly beneficially own the shares of Common Stock which Icahn Partners directly beneficially owns. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn disclaims beneficial ownership of such shares of Common Stock for all other purposes.

The immediately preceding information in this footnote is based on the Schedule 13D/A filed with the SEC on May 15, 2018 by Mr. Icahn.
(4)

Based solely on the Schedule 13D/A filed on February 20, 2018, Darwin Deason has sole voting power and sole dispositive power for 15,322,341 shares of Common Stock, and has no shared dispositive or shared voting power for any of the shares.

(5)

BlackRock, Inc. and its subsidiary companies have sole voting power for 13,058,305 shares of Common Stock and sole dispositive power for 15,067,064 shares of Common Stock, and have no shared voting power or shared dispositive power for any of the shares.

Shares of Common Stock of the Company owned beneficially by the directors and nominees for director, each of the executive officers named in the Summary Compensation Table and all directors and current executive officers as a group, as of June 1, 2018, were as follows. Where applicable, the number of securities reported in this table has been adjusted to reflect the one-for-four reverse stock split effective June 14, 2017.

Name of Beneficial Owner	Amount Beneficially Owned	Total Stock Interest
Gregory Q. Brown	-	9,096
Keith Cozza*	-	-
Jonathan Christodoro*	-	8,817
Joseph J. Echevarria	-	9,295
Michael Feldman	9,863	171,244
Nicholas Graziano*	-	-
Cheryl Gordon Krongard	-	9,295
Scott Letier*	-	-
William Osbourn, Jr.	-	142,247
Hervé Tessler	51,214	218,023
Sara Martinez Tucker	-	36,299
John Visentin*	350,755	707,758
All directors and executive officers as a group (18)	491,998	1,827,395
____________________

*	Keith Cozza, Jonathan Christodoro, Nicholas Graziano, Scott Letier and John Visentin are the new directors that were appointed to the Board on May 13, 2018. John Visentin was appointed the new Chief Executive Officer on May 14, 2018 upon the resignation of the prior Chief Executive Officer, Jeffrey Jacobson.

Percent Owned by Directors and Executive Officers: Each director and executive officer beneficially owns less than 1% of the aggregate number of shares of Common Stock outstanding at June 1, 2018. The amount beneficially owned by all directors and executive officers as a group also amounted to less than 1%.

Amount Beneficially Owned: The numbers shown are the shares of Common Stock considered beneficially owned by the directors and executive officers in accordance with SEC rules. Shares of Common Stock which executive officers and directors had a right, within 60 days of June 1, 2018, to acquire upon the exercise of options or rights or upon vesting of performance shares, DSUs or restricted stock units are included. Shares held in a grantor retained annuity trust or by family members and vested shares, the receipt of which have been deferred under one or more equity compensation programs, are also included. All of these are counted as outstanding for purposes of computing the percentage of Common Stock outstanding and beneficially owned by such person.

Total Stock Interest: The numbers shown include the amount shown in the Amount Beneficially Owned column plus stock options, performance shares, restricted stock units and deferred stock units held by directors and executive officers not exercisable within 60 days of June 1, 2018.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Act (Section 16) requires the Company’s directors, executive officers and persons who own more than ten percent of the Common Stock of the Company, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock of the Company. Directors, executive officers and greater than ten percent shareholders are required by the regulations of the SEC to furnish the Company with copies of all Section 16(a) reports they file. Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required to be filed with the SEC, the Company believes that all reports for the Company’s directors and executive officers that were required to be filed under Section 16 during the fiscal year ended December 31, 2017 were timely filed, except for Jeffrey Jacobson and Yehia Maaty who each had one late filing due to administrative error.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

Delivering on 2017 Commitments

Following a structural review, our Board decided to split the former $18 billion revenue company into two separate and independent companies. As of January 1, 2017, Mr. Jacobson was appointed CEO to lead the new Xerox company and Ms. Burns transitioned into the company’s non-executive Chairman role. As a result of Xerox’s new size, we adjusted the compensation level of Mr. Jacobson to align with his new role and our new Peer Group (Peers). For his first year as CEO, Mr. Jacobson’s Total Direct Compensation at Target was approximately 20% below the median for CEOs of our Peers. Mr. Jacobson’s 2017 Target compensation was set relative to our current size and complexity. It was set below the level of the former CEO, who was paid fairly for the size, complexity and performance of our former combined businesses.

Our Board and management team, with shareholder support, recognized that our business performance would be stronger if we were two separate companies. At the time we announced the Spin-off, we spoke about how the split of the two businesses would enhance their competitive positions and create significant value creation opportunities, including:

●	Enhanced strategic and operational focus,
●	Simplification of organizational structure and resources,
●	Distinct and clear financial profiles, and
●	Compelling equity investment cases.

In 2017, the first full year of the separation, Xerox delivered a 30.8% relative Total Shareholder Return (rTSR) ranking at the 79th percentile compared to our Peers. Our Total Shareholder Return (TSR) for the same time period is also significantly above the TSR for the S&P 500, which was 21.1%.

In 2017, we achieved our revenue and profit plans and met all of our guidance metrics.

During the year, we launched new ConnectKey-enabled products for the workplace — the biggest launch in company history. In Graphic Communications, we expanded our high-end production color offerings with the launch of three new Versant presses and brought to market groundbreaking specialty toners and inks for our flagship iGen5 and the Trivor inkjet press. Within managed document services, we continued to lead the industry and support our customers by enabling them to securely gain visibility and control of document processes and costs by automating steps and increasing productivity. We added 65 new indirect channel partners in 2017, successfully expanding our reach to new small- and medium-sized (SMB) customers. As a result of these efforts, our strategic growth areas comprised 40 percent of 2017 revenue, an increase at constant currency of 5 percent and 1 percent as compared to fourth quarter and full-year 2016, respectively.

We delivered operating cash flow of $122 million inclusive of significant contributions to our defined benefit pension plans of $836 million and the termination of certain accounts receivable sales programs of $350 million. Along with a reduction in debt of $800 million, the pension contributions and accounts receivable sales program actions were important steps in optimizing our capital structure while also driving future savings and simplifying our operations. Lastly, we continued to prioritize returning cash flow to shareholders in the form of $291 million in dividends while also supporting investments in growth segments through acquisitions of $87 million.

Named Executive Officers

Our executive compensation strategy plays an important role in attracting, retaining and rewarding individuals with the ability, drive and vision to lead our business, support our long-term success and deliver shareholder value. Our named executive officers and their respective titles for fiscal year 2017 were:

Jeffrey Jacobson	Former Chief Executive Officer (resigned on May 13, 2018)
William F. Osbourn, Jr.	Executive Vice President and Chief Financial Officer
Michael D. Feldman	Executive Vice President and President, North America Operations
Hervé N. Tessler	Executive Vice President and President, International Operations
Kevin M. Warren	Former Executive Vice President and Chief Commercial Officer (retired on May 31, 2018)

Mr. Jacobson assumed the CEO role effective January 1, 2017 and then subsequently resigned on May 13, 2018. Mr. Visentin was appointed CEO on May 14, 2018. Mr. Osbourn joined Xerox in December 2016 after serving in senior financial roles at other companies. Messrs. Feldman and Tessler are also experienced executives with many years of experience in areas related to their current responsibilities. Mr. Warren retired effective May 31, 2018.

Linking Pay to Performance

We structure our compensation to attract and retain first-class executive talent, reward past performance and motivate future performance. Our executive compensation program is designed to pay for performance, create long-term shareholder value, and align executive compensation with our business strategy. By making performance a substantial element of executive compensation, we link our executives’ interests to the interests of our shareholders. Accordingly, we reward named executive officers when the Company achieves short- and long-term performance objectives and scale down or eliminate compensation when the Company does not achieve those objectives.

Our actual 2017 payouts under the short-term and long-term incentive programs demonstrate alignment of our pay with our performance against the targets set by the Compensation Committee. In February 2018, the Compensation Committee reviewed the performance of the Company and approved a payout under our 2017 annual short-term incentive program of 129% of target. At its February 2017 meeting, the Compensation Committee determined a payout level for the 2014 long-term incentive award program for the 2014-2016 performance cycle of 12.91% of target. This award was granted in performance shares in 2014 and vested in July 2017. The 12.91% payout was based on three financial measures for performance from 2014 through 2016.

Shareholder Outreach and Engagement

Xerox is committed to fostering strong ongoing communications and engagement with our shareholder base. We regularly communicate with our larger shareholders and discuss our strategy, corporate governance and executive compensation principles. In these communications, we learn about the individual perspectives of these investors as well as any changes they may recommend to us. We value the insight gained from these communications and consider the feedback received when reviewing our business, corporate governance and executive compensation practices.

Looking Ahead to 2018

In 2017, the Compensation Committee followed its historical performance-based compensation practices. Looking ahead, the Compensation Committee took the following actions for 2018:

●	Increased focus on financial performance by reducing prior short-term incentive metrics to three metrics:
●	33.3% Revenue Growth at Constant Currency
●	33.3% Adjusted Pre Tax Income
●	33.3% Free Cash Flow
The short-term incentive metric established in 2017 for achieving cost savings under our Strategic Transformation program was met for 2017 and has been eliminated in 2018 in order to provide additional focus on financial performance metrics.
●	Established a new long-term incentive program that is structured as follows: 50% in the form of performance shares; 25% in the form of restricted stock units (RSUs); and 25% in the form of stock options. Stock options have been added to our long-term incentive program to provide greater alignment with shareholders and greater focus on improving stock price performance. For 2018, the measure of performance shares will include a newly established rTSR metric.

Summary of 2017 Compensation Actions

The primary elements of our executive compensation program for the named executive officers are:

●	base salary
●	short-term incentives
●	long-term incentives
●	pension and savings plans
●	perquisites and personal benefits
●	change-in-control benefits

The Compensation Committee made several decisions regarding the compensation of named executive officers in 2017, as summarized below.

Compensation adjustments reflect new leadership roles and are competitive with peer group data.

Base Salaries

Mr. Jacobson received a base salary increase effective January 1, 2017, commensurate with his new role as CEO of Xerox, in line with peer group data. Mr. Feldman and Mr. Warren also received promotional salary increases effective January 1, 2017, reflecting their new leadership roles and peer group compensation data.

For further information on base salaries, see 2017 Compensation for the Named Executive Officers — Base Salary.

Short-Term Incentives

The 2017 performance measures and weightings for our Annual Performance Incentive Program (APIP) were: adjusted pre-tax income (30%), constant currency revenue growth (20%), operating cash flow from continuing operations (25%) and a strategic transformation measure (25%) based on cost savings initiatives. Adjusted pre-tax income replaced adjusted EPS as an earnings measure to better reflect earnings accomplishment without sensitivity to share count and changes in the tax rate.

For 2017, results were achieved above target for the constant currency revenue growth and adjusted pre-tax income measures, and above maximum for the operating cash flow from continuing operations and strategic transformation measures. Based on the Company’s overall performance results, and balancing business unit results with corporate results, the Compensation Committee used its negative discretion and approved short-term incentive awards for our named executive officers at above target level, but below the calculated payout factor. The Committee believes that this level of award is commensurate with the Company’s overall level of performance. A summary of performance results relative to predetermined Target and Maximum levels is shown below:

Metric	Performance
Constant Currency Revenue Growth	Above Target
Adjusted Pre-Tax Income	Above Target
Operating Cash Flow from Continuing Operations	Above Maximum
Strategic Transformation	Above Maximum

The Compensation Committee approved an increase to Mr. Feldman’s and Mr. Warren’s APIP target award opportunity, effective January 1, 2017, reflecting their new leadership roles and peer group compensation data. For more information on short-term incentives, see 2017 Compensation for the Named Executive Officers —Short-Term Incentives.

For information on goals and target and maximum payout ranges set by the Compensation Committee for 2017, see 2017 Compensation for the Named Executive Officers — Short-Term Performance Measures.

Long-Term Incentives

Our 2017 Executive Long-Term Incentive Program (E-LTIP) includes awards granted in the form of performance shares (75%) and restricted stock units (25%). Performance shares are earned based on achieving three-year performance goals. The grant date for both portions of this award was July 1, 2017 and all earned shares will vest three years from the grant date. The 2017 performance measures and weightings for the portion of the award granted as performance shares are: adjusted EPS (50%), constant currency revenue growth (20%) (both measured based on a compound annual growth rate) and adjusted operating cash flow from continuing operations (30%) based on three-year cumulative performance.

Mr. Jacobson received an increase in his 2017 long-term incentive award opportunity based on his appointment to CEO. Messrs. Feldman, Tessler and Warren also received increases in their target award opportunity to better reflect their new leadership roles and peer group compensation data.

For more information on long-term incentives, see 2017 Compensation for the Named Executive Officers — Long-Term Incentives.

Total Compensation

Complete compensation information for our named executive officers appears in the Summary Compensation Table on page 60. The following table shows annual base salary, target and actual short-term incentive (APIP), and annual target long-term incentive (E-LTIP) compensation for 2017:

Executive	Annual Base Salary	Target Short-Term Incentive (% of Salary)	Actual Short-Term Incentive (% of Target)	Target Long-Term Incentive (Grant Date Value on 7/1/17)	Total Target Compensation (Base + Target Short-Term + Target Long-Term Incentives)
Jeffrey Jacobson	$1,000,000	150%	129%	$6,500,000	$9,000,000
William F. Osbourn, Jr. (1)	$625,000	100%	132%	$2,250,000	$3,500,000
Michael D. Feldman	$575,000	100%	126%	$2,500,000	$3,650,000
Hervé N. Tessler (2)	$598,567	100%	133%	$2,000,000	$3,197,134
Kevin M. Warren	$600,000	100%	129%	$2,500,000	$3,700,000
____________________
(1)	Excludes Mr. Osbourn’s new hire RSU award as described under Compensation Committee Actions Relating to E-LTIP Awards.
(2)	Mr. Tessler’s base salary of €501,270 is denominated and paid in Euros (EUR) and is unchanged from 2016 to 2017. The salary shown in this table and throughout the proxy statement is Mr. Tessler’s annual base salary converted to U.S. dollars (USD) at an exchange rate for 2017 of 1.1941 USD per EUR, as of December 31, 2017.

OUR EXECUTIVE COMPENSATION PRINCIPLES

The following core principles reflect our philosophy with respect to compensation of the named executive officers. These principles, established and refined from time to time by the Compensation Committee, are intended to:

●	promote improved financial performance;
●	hold our senior executives personally accountable for the performance of the business units, divisions or functions for which they are responsible; and
●	motivate our senior executives to collectively make decisions about the Company that will deliver enhanced value to our shareholders over the long term.

Compensation should reinforce our business objectives and values
●Reward contributions and leadership that increase profit, revenue, operating cash flow and shareholder value.
●Enhance confidence in our financial stewardship.
●Create and maintain the commitment of our customers and employees.

Compensation should be linked to performance and should not motivate unnecessary risk
●Generally, at least two-thirds of our named executive officers’ pay is performance-based, which means it is at risk and varies from year to year based on performance.
●A significant portion of total compensation is tied to the performance against financial and non-financial objectives of Xerox, the individual executive and the individual's business unit, division or function.
●The Compensation Committee monitors how our compensation programs could affect management's behavior to ensure that performance objectives do not motivate executives to take unnecessary risk that could jeopardize the health and future of the Company.

There should be flexibility in allocating the various compensation elements
●The Compensation Committee uses a variety of incentives to establish compensation packages.
●The Compensation Committee does not impose a specific targeted mix of compensation elements in cash versus equity, fixed pay versus variable pay, or long-term versus short-term incentives. It instead retains flexibility to award compensation that best reflects the Company’s then-current needs and circumstances.

Compensation opportunities should be competitive
●The Compensation Committee reviews peer group compensation data annually to ensure that our executive compensation program is competitive.
●Our compensation program is not aligned to a specific competitive position relative to the market.

Incentive compensation should balance short-term and long-term performance	●Incentive opportunities based on both short-term and long-term objectives are designed to promote strong annual results and the Company’s long-term viability and success.

Named executive officers should have financial risk and reward tied to their business decisions
●The majority of named executive officer compensation is designed to be at risk.
●The portion of total compensation represented by short- and long-term incentive programs increases with positions at higher levels of responsibility, as these executives have the greatest ability to influence Company’s strategic direction and results.
●We require our named executive officers to own shares in order to align their financial risks and rewards with those of our shareholders.

The pay practices for our named executive officers should align with the pay practices of our other senior level employees
●The practices we use to set base pay, pension, savings, and health and welfare benefits for the named executive officers are generally consistent with the practices used to set compensation for our other senior level employees.

GOVERNANCE OF THE EXECUTIVE COMPENSATION PROGRAM

Oversight

The Compensation Committee administers the executive compensation program on behalf of the Board and our shareholders. The members of the Compensation Committee through May 23, 2017 were Robert J. Keegan (Chair), Charles Prince and Stephen H. Rusckowski. Effective May 23, 2017, Mr. Rusckowski became the Compensation Committee Chair and Gregory Q. Brown and Cheryl Gordon Krongard joined Mr. Rusckowski and Mr. Prince on the Committee. Mr. Keegan transitioned from the Committee to become Chairman of the Board on May 23, 2017 and subsequently resigned on May 13, 2018. Charles Prince and Stephen H. Rusckowski, each served on the Compensation Committee until they each resigned on May 13, 2018. Mr. Christodoro and Mr. Letier were each appointed to the Compensation Committee on May 14, 2018.

All directors who serve on the Compensation Committee are independent directors in accordance with applicable NYSE standards, including heightened independence requirements for Compensation Committee members. Their biographies appear beginning on page 12 of this Proxy Statement.

The Compensation Committee’s responsibilities are discussed beginning on page 27 of this Proxy Statement. A complete description of the Compensation Committee’s responsibilities and functions appears in its charter, which can be found on our website at www.xerox.com/governance.

Independent Consultant

The Compensation Committee has retained the services of an independent compensation consulting firm, FW Cook, to assist with its responsibilities. FW Cook reports only to the Compensation Committee and has not performed any other work for the Company since being retained as an independent consultant to the Compensation Committee. As provided in its charter, the Compensation Committee has the authority to determine the scope of FW Cook’s services and may terminate their engagement at any time. The Compensation Committee reviewed FW Cook’s independence under SEC and NYSE rules and determined there was no conflict of interest.

During fiscal 2017, FW Cook provided the following services:

●	regularly updated the Compensation Committee on trends in executive compensation and proactively advised on emerging trends and best practices;
●	reviewed officer compensation levels and the Company’s overall performance compared to a peer group made up of organizations with which the Company is likely to compete for executive expertise and/or share with the Company a similar business model in one or more areas;
●	reviewed incentive compensation designs for short-term and long-term programs;
●	advised the Compensation Committee on peer group companies for pay and performance comparisons;
●	reviewed the Compensation Discussion and Analysis and related compensation tables for this Proxy Statement;
●	reviewed Compensation Committee meeting materials with management and the Committee chair before distribution;
●	attended Compensation Committee meetings and, as requested, meetings in executive session;
●	offered independent analysis and input on CEO compensation; and
●	advised on other compensation matters as requested.

Best Practices

The Compensation Committee regularly reviews executive compensation best practices and makes changes to the Company’s programs as appropriate.

Our program reflects best practices as follows:
What We Do:
✓	Emphasize pay for performance to align executive compensation with our business strategy and promote creation of long-term shareholder value.
✓	Use peer group pay as a reference point to determine total target compensation.
✓	Maintain stock plans with double trigger vesting upon a change in control.
✓	Have clawback provisions to recover short- and long-term incentive compensation, non-qualified pension benefits and salary continuance.
✓	Maintain stock ownership and post-retirement stock holding requirements for executive officers.
✓	Have non-compete and non-solicitation agreements that apply during employment and after leaving the Company, as permissible under local law.
✓	Provide minimal executive perquisites.
✓	Design compensation programs with controls to mitigate risk.
✓	If EPS is used as a performance measure, the calculation for adjusted EPS will exclude share repurchases to the extent they have an impact of more than 2% on adjusted EPS (adopted in 2017).
✓	Compensation Committee uses an independent compensation consultant that performs no other services for Xerox.
What We Don’t Do:
✗	NO payment of dividends or dividend equivalents on unearned RSUs and performance shares.
✗	NO accrual of additional benefits under our non-qualified pension plans, which were frozen in 2012.
✗	NO payment of tax gross-ups on perquisites.
✗	NO excessive change-in-control severance arrangements for executive officers or excise tax gross-ups in such arrangements.
✗	NO hedging or pledging of Xerox stock by executive officers.
✗	NO employment agreements (unless customary under local law or in connection with new hire arrangements).

Risk Assessment

The Compensation Committee believes that our programs encourage positive behavior while balancing risk and reward, consistent with the interests of our shareholders. Management conducts risk assessments each year and presents the findings to the Compensation Committee. Based on the assessment of programs covering our employees and executives for 2017, the Compensation Committee determined that our compensation plans, programs and practices do not motivate behavior that is reasonably likely to have a material adverse impact on the Company. Our assessment included reviews of our internal controls, clawback provisions (including those for engaging in detrimental activity), ownership requirements, overlapping performance periods and vesting schedules, the balance of short- and long-term incentives, and performance goals that are tied to multiple financial metrics.

PROCESS FOR SETTING COMPENSATION

Competitive Market Information

Each year, the Compensation Committee receives a report comparing the compensation of our named executive officers with the compensation of the named executive officers of the companies in our peer group. This comparison includes peer group compensation data from the most recent proxy statements for these elements of pay:

●	base salary
●	short-term incentives
●	total cash compensation (base salary plus short-term incentives)
●	long-term incentives
●	total compensation (total cash compensation plus long-term incentives)

The Compensation Committee reviews the peer group total target compensation (including the individual elements noted above) for each named executive officer, with the median as the primary competitive reference point, but does not use that data as a specific benchmark or to match a specific percentile of the market. The competitive peer group market data is prepared, analyzed and presented to the Compensation Committee by FW Cook, the Committee’s independent compensation consultant. FW Cook also presents a broader set of survey data.

When setting compensation, the Compensation Committee also reviews the Company’s performance in relation to the peer group (including total shareholder return compared to the Xerox peer group, the S&P 500 and an industry group composed of companies in the S&P 500 IT Index).

Peer Group

The Compensation Committee regularly reviews the composition of the peer group and makes modifications as appropriate. A comprehensive review was conducted in 2016 and a revised peer group for 2017 was approved at that time to reflect the new size and business of Xerox post-separation. We believe these peer group companies on the whole are:

●	appropriate in size (considering revenue, market capitalization, EBIT, enterprise value and assets);
●	companies with which we are likely to compete for executive talent; and/or
●	companies that share a similar business model or similar business content in one or more areas.

The 2017 peer group consisted of the following companies:

Applied Materials, Inc.	DXC Technology Company	NCR Corporation
Arrow Electronics, Inc.	First Data Corporation	NetApp, Inc.
Avnet, Inc.	Flex Ltd.	Pitney Bowes Inc.
CA, Inc.	Jabil Circuit, Inc.	Seagate Technology plc
CDW Corporation	Micron Technology, Inc.	SYNNEX Corporation
CGI Group, Inc.	Motorola Solutions, Inc.	Western Digital Corporation

The median annual revenue of the peer group was approximately $13.6 billion (compared to Xerox revenue of $10.4 billion for the last four consecutive quarters ending June 30, 2017), when the Compensation Committee reviewed the peer group data in July 2017. The 25th percentile for the peer group revenue data was $6.9 billion and the 75th percentile was $18.2 billion.

Performance Objectives

The Compensation Committee sets performance objectives for the CEO. The CEO in turn sets performance objectives, aligned with his objectives, for the other named executive officers.

Mr. Jacobson’s 2017 performance objectives included:

●	achieving enterprise financial goals (revenue, adjusted pre-tax income, operating cash and cost/productivity)
●	achieving growth targets in strategic growth areas (A4, SMB expansion, managed document services)
●	extending leadership position in production color and A3
●	driving operational and commercial excellence to achieve cost/efficiency targets and transformation
●	building new leadership team and implementing talent and culture change
●	redefining the Xerox brand

2017 COMPENSATION FOR THE NAMED EXECUTIVE OFFICERS

Overview

As shown in the chart below, the Compensation Committee follows a thorough and multi-faceted process to establish compensation for our named executive officers.

Compensation Committee Assessment	Compensation Committee Considerations	Final Steps
●overall Company performance ●past contributions ●expected future contributions ●succession planning objectives ●retention objectives ●internal pay equity ●peer group data
●evaluation of CEO performance relative to specified performance objectives
●CEO’s evaluation of the management team, their contributions and performance
●CEO’s recommendations for compensation actions for other named executive officers
●competitive executive pay practices
●financial feasibility
●CEO’s self-assessment
●input from the Committee’s consultant ●review of evolving market practices, regulatory developments, the market for executive talent and compensation philosophy

After receiving input from the CEO, the Compensation Committee makes its own assessments and formulates compensation amounts. Once all components of compensation are established, the Compensation Committee verifies that the total compensation for each named executive officer is appropriate and competitive.

The Compensation Committee expects a high level of individual and collaborative performance and contributions, consistent with our named executive officers’ level of responsibility, and, when setting compensation, seeks to appropriately motivate our named executive officers to achieve a high level of performance.

Named executive officers generally earn short- and long-term incentive payments as a team based on achievement of pre-established objective performance goals of the Company. Named executive officers are not compensated primarily based on individual performance objectives. Base salary increases and short-term and long-term incentive target award opportunities are determined by taking into consideration the individual’s performance, peer group data and internal comparisons to ensure that pay is competitive and consistent with Company succession planning objectives and that differences in pay among the officers are appropriate. Incentive award payouts are determined primarily based on the Company’s overall quantitative financial performance.

Mr. Jacobson’s compensation opportunity was higher than that of our other named executive officers due to his greater scope of responsibility, but below the median of peer group CEO compensation. His compensation was determined under the same programs and policies as other Xerox named executive officers. Mr. Jacobson is not present when the Compensation Committee discusses and establishes his annual compensation.

To assist in the overall understanding of compensation, the Compensation Committee also reviews named executive officer compensation under various termination scenarios as provided in the Potential Payments upon Termination or Change in Control table, but this is not a material driver of compensation decisions.

2017 Total Target Compensation

Total target compensation includes base salary, target annual short-term cash incentive and target annual long-term equity incentive awards, which includes the July 1, 2017 annual E-LTIP grants. For purposes of market comparisons, total target compensation within the range of plus or minus 15% of the peer group median typically is considered as a competitive reference point.

Overall, the aggregate total target compensation of our named executive officers is within the competitive range of peer group and survey medians. In addition, the mix of pay elements as a percent of total target compensation is similar to that of our peers.

We show the 2017 total target compensation, including annual base salary, target and actual short-term incentive compensation, as a percentage of base salary, and target long-term incentive compensation as described above under Executive Summary — Summary of 2017 Compensation Actions. More complete compensation information appears in the Summary Compensation Table on page 60.

Fixed Versus Variable Pay

The chart below shows the 2017 pay mix for our named executive officers (NEO) as well as the portion of their total target compensation that is in the form of variable pay. The target long-term incentive compensation presented in the chart represents the annual E-LTIP award granted on July 1, 2017.

CEO Target Pay Mix	Avg. NEO Target Pay Mix

■	Base Salary	■	Short-Term Incentive	■	Long-Term Incentive (RSUs)	■	Long-Term Incentive (Perf. Shares)

Base Salary

Base salary is the fixed pay element of our compensation program. The Compensation Committee reviews and approves base salaries annually, typically in February. The Compensation Committee also reviews named executive officer salaries when there is a specific event, such as a new hire, promotion or achievement of an extraordinary level of performance. Mr. Jacobson received an increase of 11.1% effective on January 1, 2017 based on his appointment to CEO. Mr. Feldman received a 16.2% increase and Mr. Warren received a 21.2% increase, also effective January 1, 2017, reflecting their new roles leading Xerox and aligning with our peer group compensation data.

Short-Term Incentives

The Company’s APIP provides for short-term incentive awards paid in the form of cash for our named executive officers and other eligible employees. Each year, the Compensation Committee determines the target short-term incentive award opportunity under the APIP, stated as a percentage of base salary, for each named executive officer.

For tax reasons related to the deductibility of certain executive compensation, short-term incentive awards for our executive officers for 2017 were funded by a Short-Term Incentive Pool, which is an umbrella plan established by the Compensation Committee under the shareholder-approved Xerox Corporation 2004 Performance Incentive Plan, as amended and restated (see Certain Tax Implications of Executive Compensation). Historically, the APIP for executive officers has generally been established under this umbrella plan. Each officer participating in the APIP was allocated a specified portion of the Short-Term Incentive Pool, assuming Xerox attained certain pre-established performance goals. The APIP award for a named executive officer could have been less than, but was not permitted to exceed, that allocation.

In 2017, the Short-Term Incentive Pool was funded by 2% of the Company’s “performance profit” achieved during the year, which amount was $20.82 million. For this purpose, performance profit was income from continuing operations before income taxes, equity income and discontinued operations, excluding restructuring charges, certain retirement related costs, non-cash asset write-offs or impairment losses, and amortization of intangibles as identified in the Company’s audited financial statements.

The following chart shows our process for setting short-term incentive awards. This process typically takes place in the first quarter of the year.

Short-term incentives, if earned based on the previous fiscal year’s performance, are generally paid in early April.

Short-Term Incentive Target Award Opportunity for the Individual Named Executive Officers

The short-term incentive target award opportunity for each named executive officer takes into account many factors, including scope of responsibility and comparable targets for named executive officers in the peer group. If an executive’s responsibilities change after February, when the terms of the short-term incentive awards are generally approved, the Compensation Committee may adjust the short-term incentive target award opportunity for that executive, but the award will not exceed the executive’s established allocation under the Short-Term Incentive Pool.

The Compensation Committee approved an increase to the target award opportunity for Mr. Feldman and Mr. Warren from 75% to 100% of base salary, effective January 1, 2017, reflecting their new leadership roles and in line with peer group data.

Short-Term Incentive Performance Measures

The performance measures for 2017 were adjusted pre-tax income, constant currency revenue growth, operating cash flow from continuing operations and a strategic transformation measure based on cost savings initiatives. Because we believe constant currency revenue growth and operating cash flow from continuing operations to be two of the fundamental financial metrics that drive shareholder value, we used those financial metrics for both our short- and long-term incentive programs.

●	Performance measures for our short-term incentive awards are set on an annual basis and are paid in cash following the end of the annual performance period, based on achievement of annual performance goals.
●	Performance measures for our long-term incentive awards are set at the beginning of the first year and are based on compound annual growth rates or three-year cumulative performance goals. Earned long-term incentive performance based awards vest and pay out three years from the date of grant. The actual value realized by our named executive officers with respect to these awards is based on achievement of performance goals and stock price at the time of vesting.

Adjusted pre-tax income was based on pre-tax income from continuing operations plus equity income, excluding the impacts of amortization of intangibles, non-service related defined benefit pension and retiree health costs, and restructuring costs. The strategic transformation cost savings measure was based on gross savings from 2015 baseline costs. The short-term plan contains specific metrics, but also permits the Compensation Committee some limited discretion as described below under Determining Short-Term Incentive Award Payouts.

The measures, weightings, goals and target and maximum payout ranges set by the Compensation Committee for 2017 were as follows:

Performance Measure	Weighting	Target (100% payout)	Maximum (200% payout)
Revenue growth at constant currency (1)	20%	(5.0)%	(3.5)%
Adjusted pre-tax income	30%	$1,166 million	$1,226 million
Operating cash flow from continuing operations (2)	25%	$800 million	$950 million
Strategic transformation (cost savings)	25%	$600 million	$675 million
____________________

(1)	Revenue growth at constant currency is Generally Accepted Accounting Principles (GAAP) revenue growth adjusted to exclude the impact of changes in the translation of foreign currencies into U.S. dollars.
(2)	GAAP Operating Cash Flow from continuing operations adjusted to reflect the approved adjustment categories.

There is no payout for results below threshold levels established by the Compensation Committee. Payouts are made proportionately for achievement at levels between threshold and maximum goals.

Although we consider historical performance when setting future performance goals, these goals were aligned with our 2017 operating plan at the time they were established and designed to be challenging, yet achievable.

Determining Short-Term Incentive Award Payouts

After the end of each fiscal year, the CFO confirms the financial results and communicates the results to the Compensation Committee. Subject to the Committee’s review and approval, any material unusual or infrequent charges or gains may be excluded from the APIP short-term incentive calculations in order to obtain normalized operational results of the business, but in no event will an award exceed the executive’s allocation under the Short-Term Incentive Pool.

Each performance measure is assessed and calculated independently. The weighted results of each measure are added together to determine overall performance results. Even if pre-established performance measures are achieved, the Compensation Committee retains the discretion to grant a lower short-term incentive than the calculated incentive payout or no short-term incentive at all, as it deems appropriate. The Committee also may use its discretion to increase or decrease an APIP award based on individual performance provided that an individual award never exceeds the executive’s allocation of the Short-Term Incentive Pool.

Under extraordinary circumstances, if the Compensation Committee believes an additional incentive is appropriate to reward and motivate executives, it has authority to pay discretionary cash awards outside of the APIP and the Short-Term Incentive Pool that are separate and independent of any calculated APIP incentive payout, but this has not been its practice.

2017 Performance for Short-Term Incentive Award Payouts

Performance results for 2017 against the established performance measures were:

Performance Measure	Weighting	Target (100% payout)	Maximum (200% payout)	Actual 2017 Performance Results
Revenue growth at constant currency (1)	20%	(5.0)%	(3.5)%	(4.8)%
Adjusted pre-tax income	30%	$1,166 million	$1,226 million	$1,175 million
Operating cash flow from continuing operations (2)	25%	$800 million	$950 million	$952 million
Strategic transformation (cost savings)	25%	$600 million	$675 million	$680 million
____________________

(1)	Revenue growth at constant currency is GAAP revenue growth adjusted to exclude the impact of changes in the translation of foreign currencies into U.S. dollars.
(2)	GAAP Operating Cash Flow from continuing operations adjusted to reflect the approved adjustment categories.

In 2017, all financial measures were based on total company results. Adjusted pre-tax income, as reflected in the table below, was based on pre-tax income from continuing operations of $570 million plus equity income of $115 million and excluding the impacts of amortization of intangibles ($53 million), non-service related defined benefit pension and retiree health costs ($198 million), restructuring costs ($230 million) of which $10 million relates to Fuji Xerox, and other items outside the ordinary course of business ($29 million). The 2017 performance measures were also adjusted for the following items:

	Revenue Growth at CC	Adjusted Pre-tax Income		Operating Cash Flow from Continuing Operations		Strategic Transformation
Adjusted (1),(2)/Reported (3)	(4.7)%	$1,195	million	$122	million	$680	million
Adjustments
Sales of licenses	(0.1)%	$(20	) million	$(20)	million	-
Incremental, voluntary U.S. pension contribution	-	-		$500	million	-
Termination of certain A/R sales programs	-	-		$350	million	-
Performance Results	(4.8)%	$1,175	million	$952	million	$680	million
____________________

(1)	Revenue growth at constant currency (CC) is GAAP revenue growth adjusted to exclude the impact of changes in the translation of foreign currencies into U.S. dollars.
(2)	Adjusted pre-tax income is GAAP pre-tax income from continuing operations adjusted for items discussed in the preceding paragraph.
(3)	Operating Cash Flow from continuing operations and Strategic Transformation, reflect actual GAAP results as disclosed in our Consolidated Financial Statements per our 2017 Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Performance results with respect to the goals established by the Compensation Committee for adjusted pre-tax income and constant currency revenue growth were above target and for operating cash flow from continuing operations and strategic transformation, were above maximum. Management recommended to the Compensation Committee the calculated payout factor that reflected performance results for all four measures. These payouts were determined in accordance with the process and applicable goals and weightings described above, balancing business unit results with overall Company results. After reviewing overall Company results, the Compensation Committee agreed with management’s recommendation and used its negative discretion to reduce the short-term incentive awards to a payout factor of 129% of target, below the payout level calculated by the award formula. The CEO received a payout of 129% of target and the other named executive officers received payouts within a range of 126% to 133% of target based on business unit results and individual performance. For more information on short-term incentive payouts, see the Total Compensation section on page 39.

2017 Earned Base Salary ($)	Target APIP Opportunity ($)	Overall Xerox Performance (Payout Range: 0% - 200% of Target) ($)	Actual Cash Incentive Award ($)

The Compensation Committee believes that the fiscal 2017 short-term incentive payments are consistent with our strategy of compensating named executive officers for achieving important business goals. In view of the Company’s 2017 results, the Compensation Committee believes that the annual short-term incentive payments resulted in reasonable and appropriate performance-related incentive payments to the named executive officers.

The annual incentives paid to the named executive officers in April 2018 for fiscal year 2017 are shown in the Summary Compensation Table. Additional information about the short-term incentive opportunities is shown in the Grants of Plan-Based Awards table.

Long-Term Incentives

We provide long-term incentives to reward named executive officers for sustained performance, as a retention incentive and to align executives’ interests with the interests of our shareholders.

Executive Long-Term Incentive Program

Our Executive Long-Term Incentive Program (E-LTIP) awards are made according to the 2004 Performance Incentive Plan. Awards may be cash or equity-based, including performance shares and time-based RSUs. The greatest portion of E-LTIP awards are granted in the form of performance shares.

Although equity awards are generally granted on a regular annual cycle, the Compensation Committee occasionally grants off-cycle equity awards to named executive officers for special purposes, such as new hire, promotion, retention, and recognition. In recent years, the Compensation Committee has granted, from time to time, special one-time awards typically in the form of time-based RSUs.

Performance shares are based on achievement of goals over a three-year performance period covering three fiscal years. The service period for these performance shares is three years from the date of grant, which is typically in July of the first year of the performance period. Earned performance shares vest after the Compensation Committee certifies the results for the performance period. RSUs are not tied to performance and vest all at once at the end of the requisite service period.

Once vested, E-LTIP performance shares and RSUs are paid out in the form of shares of Xerox Common Stock. In connection with certain termination events, vesting of outstanding performance shares and RSUs occurs as follows:

●	Named executive officers who retire or are involuntarily terminated other than for cause before the end of the vesting period will vest in a pro-rata portion of earned performance shares and RSUs. Vesting will occur on the original vesting date and will not be accelerated.
●	Named executive officers who voluntarily terminate employment (other than for retirement) or are terminated for cause before the vesting date forfeit these awards.
●	Performance shares (at target) and RSUs fully vest upon death.

Upon vesting of performance shares and RSUs, dividend equivalents are paid in cash on vested shares in an amount equal to the dividends the executive would have earned from owning the same amount of common stock (up to the target number of performance shares) throughout the vesting period.

Compensation Committee Actions Relating to E-LTIP Awards

E-LTIP awards are based on a review of both peer group and market data, operating results and each executive’s historical and expected future contributions.

The payout for achieving target performance goals is 100% of target; the payout for achieving threshold performance goals is 50% of target, and the payout for achieving maximum performance goals is 200% of target, with payout at 200% representing attainment of outstanding performance results. Payouts are made proportionately for achievement at levels between these goals. There is no payout if performance falls below each of the threshold goals established by the Committee. Payout of any performance shares is conditioned on actual achievement of the pre-established performance measures, and any earned shares will be paid on the July 1, 2020 vesting date.

The 2017 E-LTIP award was granted in the form of 75% performance shares and 25% RSUs.

In July of 2017, the Compensation Committee established performance goals for the three-year performance period of the 2017 E-LTIP awards. Additional consideration was required in determining three-year performance goals that aligned with our Strategic Operating Plan given the separation of our Business Process Outsourcing business. As a result, the 2017 E-LTIP performance goals were not approved within the required time frame that would have allowed for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended (Section 162(m)). However, as discussed in further detail in Certain Implications of Executive Compensation, the Compensation Committee determined that establishing performance goals that properly reflected the Company’s overall strategic objectives following the successful separation of our Business Process Outsourcing business outweighed the Section 162(m) deductibility of such awards. Moreover, unless transitional relief is available, future compensation in excess of $1 million (including compensation resulting from awards under the 2017 E-LTIP) will no longer be deductible under Section 162(m), regardless of whether such awards otherwise qualified as performance-based compensation.

Mr. Jacobson received a 116.7% increase to his 2017 E-LTIP target award opportunity to reflect the significant change in his responsibilities upon appointment as our CEO following the Separation. The Compensation Committee also approved increases in E-LTIP target award opportunities for Messrs. Feldman (233.3%), Tessler (33.3%) and Warren (212.5%) to reflect their new roles leading Xerox. The target number of performance shares and RSUs granted to our named executive officers was determined by dividing the previously approved E-LTIP target award opportunity (expressed as a dollar amount) by the closing price of Xerox Common Stock on the last trading day prior to the July 1, 2017 grant date. In addition, Mr. Osbourn received an RSU award on January 1, 2017 that was approved as part of his new hire package in 2016. The number of RSUs was determined by dividing the target award opportunity (expressed as a dollar amount) by the closing price of Xerox Common Stock on the last trading day prior to the January 1, 2017 grant date.

Metrics for the 2017 Performance Cycle (2017 E-LTIP granted on July 1, 2017)

The performance measures, weightings, target to maximum goals and payout ranges set by the Compensation Committee for the 2017 E-LTIP performance cycle are based on a combination of three-year compound annual growth rate (CAGR) and cumulative goals as follows:

Performance Measure	Weighting	Target (100% payout)	Maximum (200% payout)
CAGR Revenue Growth at constant currency (1)	20%	(3.0)%	(1.5)%
CAGR Adjusted Earnings Per Share	50%	2.2%	5.7%
Cumulative Adjusted Operating Cash Flow from Continuing Operations (in billions)	30%	$2.20	$2.40
____________________

(1)	Revenue growth at constant currency is GAAP revenue growth adjusted to exclude the impact of changes in the translation of foreign currencies into USD.

The performance measures are the same as in prior years with increased emphasis in 2017 on operating cash flow. Performance goals were aligned with our 2017 financial model at the time the goals were established and are disclosed solely in the context of our 2017 E-LTIP performance cycle. Target performance goals are reasonably achievable with a level of performance that is in line with the Company’s Board-approved operating plan, whereas maximum performance levels represent stretch goals which can only be achieved with outstanding performance. These goals should not be used or relied upon as estimates of results or applied to other contexts.

Under the 2017 E-LTIP, actual Company results for the performance measures will be adjusted for certain pre-established items, subject to thresholds, such as: amortization of acquisition-related intangibles; non-service related defined benefit pension and retiree health costs and discretionary pension funding, restructuring — including our share of Fuji Xerox restructuring, separation and related costs, non-cash asset write-offs, gains/losses from war, terrorism or natural disasters, share repurchases, gains/losses from settlement of tax audits or changes in tax laws, changes in receivables factoring programs, acquisitions and divestitures, changes in accounting principles, after-tax effects of certain adjustments incurred by Fuji Xerox, and other types of unusual or infrequent items. Revenue Growth is adjusted to exclude the impact of changes in the translation of foreign currencies into USD.

Additional information on the 2017 E-LTIP awards can be found in the Summary Compensation Table and the Grants of Plan-Based Awards table.

Performance and Payouts under Prior E-LTIP Awards

2014 Performance Shares

The performance shares granted under the 2014 E-LTIP were based on three-year cumulative performance from 2014 through 2016. Performance results against the pre-established performance measures and definitions for these awards follow. For additional information on the performance measures and definitions, please see Exhibit 10(e)(25) of the 10-K for the 2013 fiscal year filed on February 21, 2014.

Performance Measure	Weighting	Three-Year Cumulative Performance	Performance Shares Earned for Three-Year Cumulative Results
Adjusted EPS	50%	$2.90 – below threshold	0%
Revenue Growth at constant currency (1)	30%	(9.4)% – below threshold	0%
Adjusted Operating Cash Flow	20%	$5.362 billion – below target	12.91%
Total performance shares earned as a percentage of shares granted (2)			12.91%
____________________

(1)	Revenue growth at constant currency is GAAP revenue growth adjusted to exclude the impact of changes in the translation of foreign currencies into U.S. dollars.

(2)	The actual payout for the 2014 E-LTIP as a percent of grant date value on 7/1/2014, was 9.81% due to actual performance results (actual performance = 12.91% of target), plus the difference in the fair market value per share on July 1, 2014 ($37.80) and the July 1, 2017 closing price ($28.73).

In February 2017, based on the above, the Compensation Committee determined a payout level for the 2014 performance shares of 12.91% of target. This award vested on July 1, 2017. See the Outstanding Equity Awards table for additional information on shares earned.

Payout for the 2014 E-LTIP as a percent of grant date value was 9.81% due to performance results of 12.91% of target and a lower share price.

SAY-ON-PAY VOTES AND SHAREHOLDER ENGAGEMENT

At our annual meeting of shareholders held in May 2017, 93.31% of the votes cast on our annual say-on-pay proposal were voted in favor of our named executive officer compensation as disclosed in our 2017 proxy statement. The Compensation Committee believes the favorable vote supports the Company’s approach to executive compensation. At our May 2017 annual meeting, our shareholders also voted in favor of holding our say-on-pay vote on an annual basis, and, based on this expressed preference, the Compensation Committee determined to continue to hold an annual advisory say-on-pay vote.

As described under Shareholder Outreach and Engagement, we regularly meet with institutional investors, both individually and in group forums, to provide them with the opportunity to engage directly with Company representatives to address their questions and to provide feedback to us on topics of importance to them. The Board and management team carefully consider the feedback from our engagements (which historically has been favorable) when reviewing our business, corporate governance and executive compensation program.

As a result of our ongoing engagement and communication with shareholders, for 2017 and into 2018, we: continue to maintain short- and long-term performance measures that have some overlap but are not identical; maintain a heavier weighting on performance shares than other stock award vehicles; incorporated a share repurchase limit into the 2017 EPS performance measure and eliminated EPS as a measure in 2018; and added rTSR to our 2018 E-LTIP.

We will continue to reach out to institutional investors and to consider the outcome of say-on-pay votes when making future compensation decisions for our named executive officers.

PENSION AND SAVINGS PLANS

Pension Plans

We provide pension benefits to our named executive officers under the following plans:

●	Xerox Corporation Retirement Income Guarantee Plan (RIGP)
●	Xerox Corporation Unfunded Retirement Income Guarantee Plan (Unfunded RIGP)
●	Retirement Indemnities Plan (France)

The only named executive officers who participate in these plans are Mr. Tessler and Mr. Warren. The RIGP and Unfunded RIGP were frozen effective December 31, 2012; no benefits have been (or will be) accrued following that date. For information on the actuarial present value of the accumulated pension benefits for Mr. Tessler and Mr. Warren, see the Pension Benefits table.

U.S. Qualified Pension Plan — Retirement Income Guarantee Plan

Mr. Warren participates in the tax-qualified pension plan on the same terms as other salaried employees who participate in the plan. All participants, including Mr. Warren, are vested in their benefits under the RIGP. Early retirement benefits under the RIGP are available for employees who leave the Company at age 55 or older and have at least 10 years of service. Mr. Warren is eligible for early retirement. For those employees who retire early, the normal retirement benefits are reduced by 5% for each year that the payment commences prior to age 65 (or age 62 with at least 30 years of service). Participants can elect to receive RIGP payments as a lump sum or as an annuity. RIGP benefits are subject to IRS limits on the compensation that can be taken into account in a tax-qualified plan.

U.S. Non-Qualified Pension Plans — Unfunded Retirement Income Guarantee Plan

Because the Internal Revenue Code limits the pension benefits (based on annual compensation) that can be accrued under a tax-qualified pension plan, the Company established a non-qualified pension plan to provide executives, including Mr. Warren, with retirement benefits on his compensation above these limits. Other than not applying a limit on compensation, Unfunded RIGP benefits generally are determined under the same terms as the RIGP benefit, but Unfunded RIGP is payable only as an annuity.

French Pension Plan — Retirement Indemnities Plan

Mr. Tessler is a French citizen, working in the United Kingdom. He is not covered by qualified and non-qualified plans in the U.S. nor any retirement plans in the UK, but is covered under French social security and other mandatory French pension plans. In addition to government sponsored pension programs, during 2017, Mr. Tessler participated in the defined contribution pension plan for directors of Xerox SAS, France. Contributions to the plan are based on Mr. Tessler’s earnings up to a cap of currently €196,140. The benefits under the Retirement Indemnities Plan are only payable upon retirement which can be as early as age 62. Since Mr. Tessler is not yet age 62, he would not be eligible for any benefits under this plan should he leave Xerox before attaining age 62.

Savings Plans and Deferred Compensation Plan

We provide our named executive officers with the opportunity to defer receipt of compensation on a pre-tax basis under the following defined contribution plans:

●	Xerox Corporation Savings Plan (tax qualified 401(k) Savings Plan)
●	Xerox Corporation Supplemental Savings Plan

Mr. Tessler, a citizen of France, is not eligible to participate in these U.S. Plans.

Xerox Corporation Savings Plan (401(k) Savings Plan)

Mr. Jacobson, Mr. Osbourn, Mr. Feldman, and Mr. Warren are eligible to participate in the 401(k) Savings Plan in the same manner as all other U.S. employees covered by the plan. Each of these named executive officers participated in the 401(k) Savings Plan in 2017. These named executive officers are eligible for a 100% Company match on 3% of eligible pay saved on a before-tax basis, subject to IRS qualified plan compensation limits and highly compensated threshold limits. Named executive officers may not receive 401(k) Savings Plan benefits in excess of these limits.

Xerox Corporation Supplemental Savings Plan

When future accruals under RIGP and Unfunded RIGP were frozen, the Company introduced a non-qualified supplemental savings plan for eligible U.S. employees, effective January 1, 2013. In 2017, Mr. Jacobson and Mr. Feldman elected to participate in the Xerox Corporation Supplemental Savings Plan (SSP). Under the SSP, participants may defer 3% of eligible compensation in excess of the IRS limit. The SSP provides a 100% Company match equal to the amount deferred.

PERQUISITES AND PERSONAL BENEFITS

General Benefits

The Company generally maintains medical and dental coverage, life insurance, accidental death insurance and disability benefits programs or plans for all of its employees, as well as customary vacation, leave of absence and other similar policies. Named executive officers are eligible to participate in these programs and plans on the same basis as all other salaried employees, except as otherwise disclosed.

Life Insurance

The Company provides the Xerox Universal Life Plan to eligible U.S. executives, including the named executive officers. All of the named executive officers participated in this program, except for Mr. Tessler who is not a U.S. employee. Participants may elect to receive Company-paid life insurance equal to three times their base salary. U.S. executives are the sole owners of their policies and are responsible for any taxes due as a result of Company contributions.

Perquisites and Personal Benefits

We periodically review the perquisites that named executive officers receive. The Compensation Committee believes its policies regarding perquisites are conservative compared to other companies. The Company does not pay tax gross-ups in connection with perquisites.

All named executive officers are eligible to receive Company-paid financial planning assistance. Solid financial planning by experts reduces the amount of time and attention that named executive officers devote to their finances and maximizes the value of their compensation. Mr. Jacobson is also provided with home security.

Mr. Tessler is a citizen of France on international assignment and received an international assignment allowance in 2017, which is customary for Xerox employees on international assignment. The Compensation Committee approved a modification to Mr. Tessler’s relocation agreement as reimbursement for additional transition expenses incurred in connection with his relocation based on a change in his assignment resulting from the Separation. Under his modified relocation agreement, Mr. Tessler receives a reimbursement of $15,000 per month for a maximum of twelve months (October 2017 through September 2018). In light of extraordinary business demands, Mr. Osbourn received extended time of ten months to receive home sale related reimbursements. The cost to the Company for the extended time is the same as if Mr. Osbourn had moved within the original timeframe.

See the footnote to the “All Other Compensation” column in the Summary Compensation Table for additional information.

The total costs to the Company for providing perquisites and personal benefits to the named executive officers during fiscal 2017 are shown in the Summary Compensation Table.

CHANGE-IN-CONTROL BENEFITS

All named executive officers have change-in-control severance agreements. We consider these agreements to be in the best interests of our shareholders because they foster the continuous employment and dedication of key management without potential distraction or personal concern if Xerox were to be acquired by another company. These agreements create appropriate incentives for the named executive officers to facilitate a smooth transition in the best interests of the Company and shareholders by continuing to perform in their roles pending a potential change in control. The Compensation Committee periodically reviews change-in-control severance payment amounts against benchmark data to ensure that amounts are generally consistent with market practices.

For twenty-four months after a change-in-control, if employment is terminated involuntarily (other than for cause, death or disability) or voluntarily for good reason, our change-in-control severance agreements with the named executive officers provide:

●	A lump sum cash payment equal to twice the sum of the executive’s then-current annual base salary and short-term incentive award target.
●	Continuation of specified welfare benefits at active employee rates for a period of 24 months.

Severance payments following a change in control are not conditioned on non-compete or non-solicitation obligations or other negative covenants.

Other change-in-control benefit plan provisions include:

●	Accelerated vesting of stock awards only upon an involuntary termination of employment (other than a termination for cause) or a voluntary termination for good reason (commonly described as “double-trigger” vesting).
●	Immediate vesting in the present value of the accrued non-qualified U.S. pension plan benefits as of the date of the change in control. Participants are entitled to receive these benefits without regard to the plan’s normal requirements for remaining employed by Xerox until a stated age and number of years of service. If the change in control conforms with applicable tax regulations regarding deferred compensation, participants are entitled to an immediate single-sum payment of the benefit. If the change in control does not conform with applicable tax regulations, participants are entitled to payments in accordance with the schedule normally provided by the plan. The Committee views this accelerated vesting upon a change in control, and accelerated payment upon a conforming change in control, as appropriate to protect the pension benefit earned by the named executive officer at Xerox.

We do not provide named executive officers with excise tax reimbursement on severance payments.

Additional information and the amount of the estimated payments and benefits payable to the named executive officers assuming a change of control of Xerox and a qualifying termination of employment is presented below under the Potential Payments Upon Termination or Change in Control table.

EMPLOYMENT AND SEPARATION

Named executive officers serve at the will of the Board. This enables the Board to remove a named executive officer whenever it is in the best interests of the Company, with discretion of the Compensation Committee to decide on an appropriate severance package (except for benefits that have vested or in the case of a change-in-control). When a named executive officer is removed from his or her position, the Compensation Committee, acting in good faith, has generally exercised its business judgment in determining whether to approve any special severance arrangement in light of all relevant circumstances, including how long the officer was with the Company, past accomplishments, the reasons for separation and requirements under local law.

In February 2017, the Compensation Committee approved an executive salary continuance program. If the Compensation Committee does not approve a special severance arrangement under this plan or otherwise for a named executive officer whose employment is terminated, that officer would be covered under the Company’s regular U.S. severance policy, as applicable. The Company’s severance policy in the

U.S. generally provides severance for management-level salaried employees who are separated from the Company involuntarily, including named executive officers, only if the individual signs a release of claims against the Company. For separations due to a reduction in force, the amount of severance provided by the policy is the greater of 26 weeks of base pay or the number of weeks of base pay identified in the severance schedule based on years of service. This amount is paid out over the severance period, with continued benefits (excluding disability, 401(k) and supplemental savings contributions). For involuntary separations other than a reduction in force or for cause, severance payments generally are equal to three months of base pay, paid as a lump sum. Under the executive salary continuance program, an executive who is designated to participate in the plan will be entitled to receive one year (two years for Mr. Jacobson) of salary continuance and benefits, including pro-rata vesting of equity grants. Officer separation agreements would include a covenant not to engage in activity that is detrimental to the Company. Named executive officers have been approved as participants in the executive salary continuance program.

OTHER FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM

Stock Ownership Requirements

We require each named executive officer to build and maintain a meaningful level of stock ownership.

Role	Ownership Requirement
CEO	5 times base salary
Other NEOs	3 times base salary

To that end, E-LTIP awards are subject to a mandatory holding requirement. Named executive officers must retain at least 50% of the shares acquired through the vesting of their E-LTIP awards, net of taxes, until they achieve their required level of ownership. Once achieved, named executive officers must continue to hold that amount of stock as long as they remain with the Company. They also remain subject to a holding requirement following separation from employment (including retirement) for six months for the CEO and three months for other named executive officers. The holding requirement essentially restricts the CEO from selling these shares prior to two earnings announcements following separation from employment and prior to one earnings announcement for other named executive officers. For six months following separation, named executive officers may only sell shares during a “window period” (as defined below under Trading, Hedging and Pledging). The CEO has the authority to permit discretionary hardship exceptions (other than for himself) from the ownership and holding requirements to enable participants with financial need to access their vested shares, but no such exceptions have ever been requested.

Shares that count towards ownership requirements include shares owned outright (whether or not held in street name), outstanding RSUs and outstanding earned but unvested performance shares. Outstanding unearned performance shares do not count towards ownership requirements.

Trading, Hedging and Pledging

Executive officers are prohibited from engaging in short-swing trading and trading in puts and calls with respect to Xerox stock. In addition, executive officers are prohibited from using any strategies or products to hedge against potential changes in the value of Xerox stock.

Under the Company’s insider trading policy, executive officers may purchase or sell Xerox securities only during “window” periods, which are generally 10-business day periods that begin on the third business day following the date of each quarterly earnings announcement. The only exception to this restriction is for executive officers who have entered into trading plans pursuant to SEC Rule 10b5-1.

As a result, executive officers are effectively precluded from pledging Xerox stock as collateral, including holding Xerox stock in a margin account, since their stock can only be sold during “window” periods and trading plans pursuant to SEC Rule 10b5-1.

Compensation Recovery Policy (Clawbacks)

Separation arrangements with our named executive officers include a provision that rescinds severance payments if an executive engages in activity that is detrimental to the Company. Clawback arrangements may also be included in letter agreements with executives. In addition, the following plans provide for compensation recovery.

Under the 2004 Performance Incentive Plan, if the Compensation Committee deems a named executive officer to have engaged in activity that is detrimental to the Company, it may cancel any awards granted to that individual. In addition, if such a determination is made before any change-in-control of Xerox, the Compensation Committee may rescind any payment or delivery of an equity or annual cash incentive award that occurred from six months before the detrimental activity. For this purpose, detrimental activity may include a violation of a non-compete agreement with the Company, disclosing confidential information (except for reporting and other communications protected by “whistleblower” provisions of Dodd Frank), soliciting an employee to terminate employment with the Company, or soliciting a customer to reduce its level of business with the Company. If a payment or award is rescinded, the named executive officer will be expected to pay the Company the amount of any gain realized or payment received in a manner the Compensation Committee or its delegate requires.

Our equity award agreements include a clawback provision that applies if an accounting restatement is required to correct any material non-compliance with financial reporting requirements as required under Dodd Frank. Under this provision, the Company can recover, for the three prior years, any excess incentive-based compensation (the excess over what would have been paid under the accounting restatement) from executive officers or former executive officers. Clawback provisions also apply to awards under the Short-Term Incentive Pool.

Under the Unfunded RIGP, an employee or former employee, including a named executive officer, or a surviving beneficiary of a participant, who, prior to a change in control of the Company, engages in activity that is detrimental to the Company, may not be eligible to receive benefits, as determined by the Plan Administrator. Under the Xerox Corporation Supplemental Savings Plan, if a participant, including a named executive officer, is found to have engaged in detrimental activity, the Plan Administrator may reduce or delete the matching contribution account balance and not pay such amounts to that individual.

CERTAIN TAX IMPLICATIONS OF EXECUTIVE COMPENSATION

Through 2017, Section 162(m) limited to $1 million per year the federal income tax deduction available to public corporations for compensation paid for any fiscal year to the corporation’s CEO and certain other named executive officers at year end (but not the CFO) included in the Summary Compensation Table in the Company’s proxy statement. This limitation did not apply to qualifying “performance-based compensation.” the Company’s shareholder-approved 2004 Performance Incentive Plan was designed to permit the Compensation Committee to grant awards intended to satisfy the requirements for deductibility of compensation under Section 162(m). In December 2017, the Tax Cuts and Jobs Act (Tax Act) was signed into law. Under the Tax Act, the exemption from Section 162(m)’s deduction limit for “performance-based compensation” has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

While the Company has historically sought to have compensation paid to its named executive officers qualify as tax deductible under Section 162(m), the Compensation Committee also retained the flexibility to make awards it believed were consistent with the objectives of its compensation programs, as discussed in this Compensation Discussion and Analysis, even if the award would not be deductible by the Company under Section 162(m). Section 162(m) also imposed a number of requirements that had to be met for awards to qualify as “performance-based compensation” under Section 162(m). Accordingly, there could be no assurance that awards intended to qualify as “performance-based compensation” or other compensation paid to our executive officers would be fully deductible under all circumstances, and the Compensation Committee reserved its discretion to approve nondeductible compensation as necessary to achieve the Company’s compensation objectives. Thus, given that the deductibility of awards did not take precedence over fulfilling the Company’s compensation and strategic objectives, and in light of the challenges in determining three-year performance goals that aligned with our Strategic Operating Plan following the Spin-off, the decision was made to grant 2017 E-LTIP awards that would not qualify for deductibility under Section 162(m). Moreover, as noted above, future awards will also not be deductible because of the change to the tax law, unless transition relief is applicable.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with Xerox management. Based upon its review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and be included in the Proxy Statement for the 2018 Annual Meeting of Shareholders.

Cheryl Gordon Krongard, Chairman
Gregory Q. Brown

SUMMARY COMPENSATION TABLE

The Summary Compensation Table below provides compensation information for the CEO, the CFO and the next three most highly compensated executive officers who served during the fiscal year ended December 31, 2017 (collectively referred to as named executive officers). The table includes the dollar value of base salary earned, bonus, stock awards, non-equity incentive plan compensation earned, change in pension value, if any, above-market non-qualified deferred compensation earnings, if any, and all other compensation, whether paid or deferred.

For a summary of the Compensation Committee’s decisions on the compensation awarded to our named executive officers for fiscal 2017, please refer to the CD&A beginning on page 35.

Name & Principal Position	Year	Salary ($) (A)	Bonus ($) (B)	Stock Awards ($) (C)	Non-Equity Incentive Plan Compensation ($) (D)	Change in Pension Value and NQDC Earnings ($) (E)	All Other Compensation ($) (F)	Total ($)
Jeffrey Jacobson Former Chief Executive Officer	2017	1,000,000	-	6,500,047	1,935,000	-	78,138	9,513,185
	2016	812,500	-	3,500,005	964,875	-	69,219	5,346,599
	2015	700,000	24,159	3,000,001	252,000	-	45,520	4,021,680
William F. Osbourn, Jr. Executive Vice President and Chief Financial Officer	2017	625,000	-	3,375,018	825,000	-	200,945	5,025,963

Michael D. Feldman Executive Vice President and President, North America Operations	2017	575,000	-	2,500,027	725,000	-	30,371	3,830,398

Hervé N. Tessler Executive Vice President and President, International Operations	2017	598,567	-	2,000,039	796,094	285,861	847,188	4,527,749

Kevin M. Warren Former Executive Vice President and Chief Commercial Officer	2017	600,000	-	2,500,027	775,000	399,826	65,699	4,340,552

Compensation reported in this table is in U.S. dollars and rounded to the nearest dollar. Mr. Tessler is paid in euros. For purposes of his compensation reported in this table, the conversion from euros to U.S. dollars is based on the exchange rate on December 31, 2017 of 1.1941 USD per EUR.
(A)	Amounts shown represent base salary earned in 2017.
(B)	The Annual APIP awards appear as “Non-Equity Incentive Plan Compensation” in column (D).
(C)	Included in this column are the aggregate grant date fair values of equity awards in the form of RSUs and performance shares made to our named executive officers in fiscal year 2017, computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation.
Performance share awards under 2017 E-LTIP were granted on July 1, 2017 with grant date fair values as follows: Mr. Jacobson — $4,875,021; Mr. Osbourn — $1,687,514; Mr. Feldman — $1,875,006; Mr. Tessler — $1,500,022; and Mr Warren — $1,875,006. The grant date fair value of these awards at maximum performance is as follows: Mr. Jacobson — $9,750,042; Mr. Osbourn — $3,375,028; Mr. Feldman — $3,750,012; Mr. Tessler — $3,000,044; and Mr. Warren — $3,750,012. Also included are three-year time-based RSU awards under 2017 E-LTIP granted on July 1, 2017 as follows: Mr. Jacobson — $1,625,026; Mr. Osbourn — $562,505; Mr. Feldman — $625,021; Mr. Tessler — $500,017; and Mr. Warren — $625,021.

This column also includes the grant date fair value of the new hire RSU award granted to Mr. Osbourn on January 1, 2017 ($1,124,999) as described in the CD&A under Compensation Committee Actions Relating to E-LTIP Awards.
(D)	The Non-Equity Incentive Plan payments under the 2017 APIP, based on 2017 performance, were approved by the Compensation Committee in February 2018. Actual 2017 full year payments as a percentage of target were as follows: Mr. Jacobson, 129%; Mr. Osbourn, 132%; Mr. Feldman, 126%; Mr. Tessler, 133%; and Mr. Warren, 129%. For more information, see the 2017 Performance for Short-Term Incentive Award Payouts section in the CD&A.
(E)	Mr. Warren and Mr. Tessler are the only named executive officers who participate in our pension plans. Mr. Warren participates in our U.S. pension plans and Mr. Tessler participates in our Retirement Indemnities Plan, our French pension plan which we are required to maintain under a certain collective agreement with our employees in France. The increase in pension value shown in this column is calculated by determining the increase in the present value of the benefits during 2017. The change in the present value of the accrued pension benefits is impacted by an additional year of age and by changes in the discount rate and mortality assumptions used in the present value calculation. For Mr. Warren, there is no impact of additional service or compensation since all Xerox U.S. pension plans were frozen as of December 31, 2012. The present value is computed using the FASB ASC Topic 715 assumptions in effect on December 31, 2017 and assuming the benefit commences at the earliest retirement date at which unreduced benefits are payable under the Unfunded RIGP for Mr. Warren and the Retirement Indemnities Plan for Mr. Tessler (age 62 for Mr. Warren and for Mr. Tessler). These assumptions include discount rates of 3.55% for RIGP, 3.60% for Unfunded RIGP and 1.25% for the Retirement Indemnities Plan as of December 31, 2017. For 2017, the increase in pension value for Mr. Warren is primarily attributable to the fact that he is one year closer to assumed retirement and a decrease in the discount rate between 2016 and 2017. For Mr. Tessler, the primary drivers of the increase in his pension value are an added year of service credit, the amount of the bonus paid in 2016 compared to the bonus paid in 2017, and changes in the exchange rate. As of December 31, 2016, the assumptions used for Mr. Tessler’s pension value included a discount rate of 1.30% and a December 31, 2016 exchange rate of 1 euro to 1.0490 U.S. dollars (compared to a December 31, 2017 exchange rate of 1 euro per 1.1941 U.S. dollars). For more information, see the Pension Benefits For the 2017 Fiscal Year table and footnotes.
Of our NEOs, Mr. Jacobson and Mr. Feldman participated in the supplemental savings plan in 2017. Mr. Warren did not participate in 2017 but has a balance in the plan due to prior contributions. No above-market earnings are credited under this plan. See the Non-Qualified Deferred Compensation for the 2017 Fiscal Year table for additional information.
(F)	The table below provides additional data on the amounts included under the “All Other Compensation” column.

Name	Year	Personal Use of Aircraft ($) (1)	International Assignment Allowances ($) (2)	Life Insurance Paid by Registrant ($) (3)	Relocation Expenses ($) (4)	Tax Related Reimbursements ($) (5)	401(k) and SSP Company Match ($) (6)	Miscellaneous ($) (7)	Total All Other Compensation ($)
J. Jacobson	2017	$1,142	-	$11,511	-	-	$58,946	$6,539	$78,138
	2016	$105	-	$8,220	-	-	$31,935	$28,959	$69,219
	2015	-	-	$6,473	-	-	$38,888	$159	$45,520
W. F. Osbourn, Jr.	2017	-	-	$4,035	$133,542	$55,109	$8,100	$159	$200,945
M. D. Feldman	2017	-	-	$3,166	-	-	$27,046	$159	$30,371
H. N. Tessler	2017	-	$319,412	-	$55,178	$472,598	-	-	$847,188
K. M. Warren	2017	-	-	$4,711	$44,349	$5,230	$8,100	$3,309	$65,699
____________________

(1)	For reasons of security and personal safety, the Company required the CEO to use Net Jets for all domestic business air travel when possible. On certain occasions, family members and non-business related passengers may accompany an executive on a business flight. In such situations, a de minimis amount of aggregate incremental cost is incurred by the Company, which is reflected in the above table for Mr. Jacobson.

(2)	Mr. Tessler, who is a citizen of France, received certain benefits in connection with his international assignment in the U.S. and thereafter in the U.K, where he relocated in early 2017. Included in this column are Mr. Tessler’s currency neutralization payment ($41,385), assignment allowance ($72,047), automobile allowance ($11,531) and the cost of his incremental U.K. housing allowance and furniture rental ($235,834).
(3)	Amounts in this column include the imputed income for Company-paid life insurance under the Xerox Universal Life Plan.
(4)	Reflects reimbursement of relocation expenses incurred by Mr. Osbourn and Warren, including but not limited to moving of household goods, shipment of automobiles, travel expense reimbursement (for home-finding trips and final journey to the destination), payment of certain closing costs in connection with a new home purchase, and temporary housing.
Prior to the announcement of the Separation, the intent was that Mr. Tessler would be localized in the U.S. As a result, he made significant commitments including the purchase of a home in the U.S. As part of the new leadership team, Mr. Tessler was asked in late 2016 to relocate to the U.K. to lead our International Operations. To offset the additional carrying charges on his home in the U.S. while it is being marketed for sale, the Compensation Committee approved a modification to his relocation agreement to provide for $15,000 to be paid monthly for a maximum of 12 months from October 2017 through September 2018. The total payments under this amendment for 2017 were $45,000. Also included in this column are other incidental benefits such as dependent travel, tax preparation services, and expenses for home-finding trips.
(5)	In the case of Mr. Osbourn and Mr. Warren, the amounts in this column, represents gross-up payments related to reimbursement of business expenses in connection with relocation. Mr. Tessler’s tax related reimbursements are covered under the Xerox international assignment policy and relate to relocation expenses, expatriate tax assistance and equalization in the United States and United Kingdom.
(6)	In addition to the Company match under the 401(k) savings plans, this column also includes the Company match under the Xerox non-qualified supplemental savings plan (SSP) for Mr. Jacobson and Mr. Feldman. See the Non-Qualified Deferred Compensation for the 2017 Fiscal Year Table for additional information.
(7)	Amounts in this column for 2017 include identity theft protection and legal services of de minimis value, including financial planning and legal assistance. Mr. Jacobson’s amount for 2016 includes the initial home security installation.
(8)	In accordance with applicable SEC rules, dividend equivalents paid in 2017 on performance shares and RSUs are not included in “All Other Compensation” because those amounts were factored into the grant date fair values of the performance shares and RSUs.
For further information on the components of the executive compensation program, see the CD&A.

GRANTS OF PLAN-BASED AWARDS IN 2017

The following table provides additional detail for each of the named executive officers on potential amounts payable under APIP and E-LTIP as presented in the Summary Compensation Table. Threshold, target and maximum award opportunities are provided, as applicable.

				Estimated Future Payout Under Non-Equity Incentive Awards (B)			Estimated Future Payout Under Equity Incentive Awards (C)			All Other Stock Awards: Number of Shares or Stock Units (#) (D)	Grant Date Fair Value of Stock Awards ($) (E)
Name	Award	Grant Date (A)	Date of Action (A)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
J. Jacobson	2017 APIP	-	-	150,000	1,500,000	3,000,000	-	-	-	-	-
	2017 E-LTIP	7/1/17	2/23/17	-	-	-	16,968	169,684	339,368	56,562	6,500,047
W. F. Osbourn, Jr.	2017 APIP	-	-	62,500	625,000	1,250,000	-	-	-	-	-
	2017 E-LTIP	7/1/17	2/23/17	-	-	-	5,874	58,737	117,474	19,579	2,250,019
		1/1/17	12/28/16	-	-	-	-	-	-	40,820	1,124,999
M. D. Feldman	2017 APIP	-	-	57,500	575,000	1,150,000	-	-	-	-	-
	2017 E-LTIP	7/1/17	2/23/17	-	-	-	6,526	65,263	130,526	21,755	2,500,027
H. N. Tessler	2017 APIP	-	-	59,857	598,567	1,197,134	-	-	-	-	-
	2017 E-LTIP	7/1/17	2/23/17	-	-	-	5,221	52,211	104,422	17,404	2,000,039
K. M. Warren	2017 APIP	-	-	60,000	600,000	1,200,000	-	-	-	-	-
	2017 E-LTIP	7/1/17	2/23/17	-	-	-	6,526	65,263	130,526	21,755	2,500,027
____________________

(A)	The “Grant Date” is the effective date of the E-LTIP stock awards. The “Date of Action” is the date on which the values of the awards were approved by the Compensation Committee.
(B)	These columns reflect the threshold, target and maximum payout opportunities under the 2017 APIP set by the Compensation Committee on February 23, 2017. The actual APIP payout, which was based on 2017 performance and paid in April 2018, is presented in the Summary Compensation Table in column (D). The APIP measures and weightings for 2017 were adjusted pre-tax income (30%), constant currency revenue growth (20%), operating cash flow (25%) and a strategic transformation measure (25%). Threshold payout was determined based on achieving constant currency revenue growth only at the minimum performance level. If threshold performance was not achieved on any of the performance measures, there would be no APIP payout. See the Summary Compensation Table, footnote (D), for additional information regarding the actual payout of these awards.
(C)	The threshold, target and maximum payout opportunities for the 2017 E-LTIP performance share awards, as well as the design and methodology for determining the 2017 E-LTIP performance share awards were approved by the Compensation Committee on July 19, 2017 and the value of these awards was approved on February 23, 2017. The number of shares at target for these awards was determined by dividing the approved values of the respective awards by the closing market price of Xerox stock on the July 1, 2017 grant date ($28.73) and rounding up to the nearest whole share.
Performance shares under the 2017 E-LTIP can be earned by achieving three-year performance goals between threshold and maximum. The performance period for the 2017 E-LTIP is January 1, 2017 through December 31, 2019, and the service period is July 1, 2017 through July 1, 2020. Performance shares that are earned will vest on July 1, 2020.
The performance measures and weightings for the portion of the award granted as performance shares under the 2017 E-LTIP are: adjusted EPS (50%), constant currency revenue growth (20%) (measured based on a compound annual growth rate) and adjusted operating cash flow from continuing operations (30%) based on three year cumulative performance.

The threshold column reflects the lowest number of performance shares that can be earned if performance is achieved at the minimum level for constant currency revenue growth only. If threshold performance is not achieved on any of the performance measures, no performance shares are earned. The target column reflects the number of performance shares that could be earned if target performance was achieved on all performance measures. The maximum column reflects the greatest number of performance shares that could be earned if maximum or higher performance was achieved on all performance measures. The number of performance shares earned is interpolated in the event that the Company’s performance varies between threshold and maximum, as determined by the Compensation Committee. See the Outstanding Equity Awards Table, footnote (B), for additional information regarding the value of shares granted under these awards.
(D)	This column includes the E-LTIP restricted stock unit grants made to our named executive officers on July 1, 2017. The number of RSUs was determined by dividing the approved value by the closing market price on the July 1, 2017 grant date ($28.73) and rounding up to the nearest whole share. Also included in this column is a new hire RSU award granted to Mr. Osbourn on January 1, 2017 as described in the CD&A, scheduled to vest on January 1, 2020. The number of RSUs was determined by dividing the approved value by the closing market price on the January 1, 2017 grant date ($27.56) and rounding up to the nearest whole share.
(E)	The grant date fair value reported in this column with respect to the stock awards reported in column (C) is based on the target award and the grant date closing market price noted above in footnote (C). The value reported in this column with respect to the stock awards reported in column (D) is based on the number of shares granted and the grant date closing market price noted above in footnote (D). This value is recorded over the requisite service period as required by FASB ASC Topic 718. See footnote (C) to the Summary Compensation Table and the Long-Term Incentives section in the CD&A for additional information on these equity awards.

OUTSTANDING EQUITY AWARDS AT 2017 FISCAL YEAR-END

The following table displays unvested stock awards held by each of the named executive officers at the end of fiscal year 2017. None of our named executive officers hold any outstanding stock options. Where applicable, the number of securities reported in this table has been adjusted to reflect the one-for-four reverse stock split effective June 14, 2017.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#) (A)	Market Value of Shares or Units of Stock That Have Not Vested ($) (A)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (B)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (B)
J. Jacobson*	207,786	6,056,962	169,684	4,946,289
W. F. Osbourn, Jr.	60,399	1,760,631	58,737	1,712,184
M. D. Feldman	76,573	2,232,103	65,263	1,902,416
H. N. Tessler	109,391	3,188,748	52,211	1,521,951
K. M. Warren*	76,653	2,234,435	65,263	1,902,416
____________________

*	As a result of Mr. Jacobson’s voluntary termination from the Company on May 13, 2018, all of his stock awards were cancelled. Mr. Warren retired effective May 31, 2018 and his stock awards vested on a prorated basis through the date of his retirement, consistent with the terms of his stock awards.

(A)	The awards presented in these columns include earned, unvested performance shares and unvested restricted stock units (as of December 31, 2017) under our E-LTIP program.
The earned, unvested performance shares reflect awards granted on July 1, 2015 and July 1, 2016. As previously disclosed in the Executive Long-Term Incentive Program — Separation Adjustments to Outstanding E-LTIP Awards section of the CD&A in the Company’s Proxy Statement for the 2017 Annual Meeting of Shareholders, in connection with the Separation, the performance share awards granted on July 1, 2015 were amended to provide that performance during 2017 would be deemed achieved at target, and performance for 2015 and 2016 would be measured based on actual performance achievement against the performance measures. As determined by the Compensation Committee in February 2017, performance shares were earned for the July 1, 2015 E-LTIP award based on actual two-year cumulative performance for fiscal years 2015 through 2016 and assumed target performance for 2017. A total of 33.34% of the target award was earned, and these earned shares are scheduled to vest on July 1, 2018, subject to continued employment through that date, as follows: Mr. Jacobson — 30,673 shares; Mr. Feldman — 6,134 shares; Mr. Tessler — 15,336 shares; and Mr. Warren — 6,134 shares.
The July 1, 2016 E-LTIP award was granted in 50% performance shares, subject to vesting based on performance achievement measured from January 1, 2016 through December 31, 2016, and 50% RSUs. As determined by the Compensation Committee in February 2017, performance shares were earned for the July 1, 2016 E-LTIP award based on performance during fiscal year 2016. A total of 96.10% of the target award was earned, and these earned shares are scheduled to vest on July 1, 2019 subject to continued employment through that date, as follows: Mr. Jacobson — 50,494 shares; Mr. Feldman — 12,623 shares; Mr. Tessler — 25,247 shares; and Mr. Warren 13,465 shares.
2017 RSU Awards: This column also includes unvested RSUs granted to each of the named executive officers on July 1, 2017 as part of the 2017 E-LTIP program which vest on July 1, 2020: Mr. Jacobson, 56,562 RSUs; Mr. Osbourn, 19,579 RSUs; Mr. Feldman, 21,755 RSUs; Mr. Tessler, 17,404 RSUs; and Mr. Warren, 21,755 RSUs. In addition, this column includes Mr. Osbourn’s new hire grant (40,820 RSUs) awarded on January 1, 2017.
2016 RSU Awards: This column also includes unvested restricted stock units granted to each of the named executive officers on July 1, 2016 as part of the 2016 E-LTIP program which vest on July 1, 2019: Mr. Jacobson, 52,543 RSUs; Mr. Feldman, 13,135 RSUs; Mr. Tessler, 26,271 RSUs; and Mr. Warren, 14,011 RSUs. In addition, this column includes RSUs granted in connection with the Separation to Mr. Jacobson on July 1, 2016 (17,514 RSUs); Mr. Feldman on January 1, 2016 (22,926 RSUs); Mr. Tessler on January 1, 2016 (16,376 RSUs) and July 1, 2016 (8,757 RSUs); and Mr. Warren on January 1, 2016 (21,288 RSUs). These RSUs vest three years from the grant date.
The value of these awards is based on the $29.15 closing market price of Xerox Common Stock on December 29, 2017, the last trading day of 2017.
(B)	The awards presented in these columns consist of unearned performance shares (as of December 31, 2017) granted under the E-LTIP on July 1, 2017 that vest on July 1, 2020. The performance period is January 1, 2017 through December 31, 2019. The value of these awards is based on the $29.15 closing market price of Xerox Common Stock on December 29, 2017, the last trading day of 2017.
Additional detail on these awards can be found in the Executive Long-Term Incentive Program section of the CD&A.

OPTION EXERCISES AND STOCK VESTED IN 2017

The following table shows amounts realized by the named executive officers upon the vesting of stock awards during 2017. None of our named executive officers hold any outstanding stock options.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#) (A)	Value Realized on Vesting ($) (B)
J. Jacobson	27,838	836,748
W. F. Osbourn, Jr.	-	-
M. D. Feldman	6,274	175,316
H. N. Tessler	17,798	481,034
K. M. Warren	5,932	165,490

____________________

(A)	This column includes shares that vested under the 2013 E-LTIP and 2014 E-LTIP on January 1, 2017 and July 1, 2017, respectively. Also included are shares that vested for Mr. Jacobson on August 1, 2017. All shares are subject to a holding period. Named executive officers must retain at least 50% of the shares acquired through the vesting of their E-LTIP awards, net of taxes, until they achieve their required level of ownership. Once achieved, named executive officers must continue to hold that amount of stock as long as they remain with the Company. They also remain subject to a holding requirement following separation from employment (including retirement) for six months for the CEO and three months for other named executive officers.
(B)	The aggregate dollar amount realized upon vesting includes the value of shares withheld to pay taxes.

PENSION BENEFITS FOR THE 2017 FISCAL YEAR

The following table reflects the actuarial present value for the named executive officers’ total accumulated benefit as of December 31, 2017 under the pension plans in which they participate. See the Pension Plans section of the CD&A for a description of the pension plans.

Name	Plan Name (A)	Number of Years of Credited Services (#)	Present Value of Accumulated Benefit ($) (B)	Payments During Last Fiscal Year ($)
J. Jacobson	-	-	-	-
W. F. Osbourn, Jr.	-	-	-	-
M. D. Feldman	-	-	-	-
H. N. Tessler	Retirement Indemnities Plan	30.4	755,734	-
K. M. Warren	Retirement Income Guarantee Plan	29.3	1,241,574	-
	Unfunded Retirement Income Guarantee Plan	29.3	1,321,021	-
____________________

(A)	Pension benefits are provided to Mr. Warren under the Retirement Income Guarantee Plan (RIGP) and the Unfunded Retirement Income Guarantee Plan (Unfunded RIGP) and for Mr. Tessler under the Retirement Indemnities Plan, which we are required to maintain in France.
(B)	All calculations are based on actual pay.

The benefit formulas and assumptions used to calculate these estimates are as follows:

Effective December 31, 2012, all future accruals under RIGP and Unfunded RIGP were frozen and no future benefits have been (or will be) accrued following that date.

The pay used to calculate the RIGP and Unfunded RIGP benefits is base pay plus actual short-term incentive payment (incentive payment is considered for the calendar year in which it is paid). The present value of the accumulated benefit is the present value of the benefit payable at the earliest unreduced retirement age (age 62 for Mr. Warren and for Mr. Tessler) based on the following assumptions: 85% of participants are assumed to elect a lump sum from RIGP; Unfunded RIGP benefits which are not available as lump sums are assumed to be paid as 50% Joint and Survivor annuities; pre-retirement FASB ASC Topic 715 discount rate of 3.55% for RIGP, 3.60% for Unfunded RIGP and 1.25% for the Retirement Indemnities Plan; no pre-retirement mortality or turnover assumed; post-retirement FASB ASC Topic 715 discount rate of 3.55% for RIGP (4.10% for RIGP lump sums) and 3.60% for Unfunded RIGP; and post-retirement mortality for RIGP lump sums is pursuant to the Notice 2018-02 mortality table for lump sum payments occurring in 2019 projected forward with scale MP-2017 from 2019 to year of retirement. The RP 2014 white collar mortality table, adjusted from 2014 back to 2006 with improvement scale MP-2014 and projected forward from 2006 using improvement scale MP-2017 to year of payment is used for annuitant mortality for purposes of Unfunded RIGP benefits. The critical assumptions for the Retirement Indemnities Plan are the discount rate of 1.25%, the assumed level of social charges payable on the Retirement Indemnity payment of 46.5%, and the December 31, 2017 exchange rate of 1 euro to 1.1941 U.S. dollar. Post retirement mortality and discount rates do not apply to the Retirement Indemnities Plan because the benefit is expressed as and paid as a single sum payment.

RIGP benefits are determined as the greater of a Highest Average Pay formula benefit (1.4% of five-year Highest Average Pay multiplied by benefit service of up to 30 years), a Cash Balance Retirement Account and a retirement account that was transferred to RIGP in 1990. Early retirement benefits under RIGP are available for employees who leave the Company at age 55 with at least 10 years of service and the Highest Average Pay formula is reduced from age 65 (or age 62 with 30 years of service) at 5% per year based on age at distribution or annuity commencement. Mr. Warren is currently eligible for early retirement under the RIGP. The RIGP benefits are generally based on total pay, subject to IRS limits on the compensation that can be reflected in a qualified plan.

Unfunded RIGP benefits are generally determined under the same terms as the RIGP benefit, except the pay used in the Highest Average Pay formula is not subject to IRS limits. Unfunded RIGP also provides for an Unfunded RIGP Cash Balance Retirement Account (CBRA). This Unfunded RIGP CBRA provides pay credits on pay in excess of the IRS limits for years 2003 and later and interest on these pay credits while the Highest Average Pay formula reflects all years of service. The purpose of Unfunded RIGP is to replace benefits that cannot be provided in RIGP due to IRS compensation limits.

Mr. Warren who is covered by Unfunded RIGP is eligible to commence Unfunded RIGP benefits upon retirement (with a 6 month delay).

The benefits under the Retirement Indemnities Plan are only payable upon retirement which can be as early as age 62. Mr. Tessler has not yet attained age 62, and would not be eligible for any benefits under this plan should he leave Xerox before attaining age 62. Upon retirement, the payment under this plan is calculated as monthly pay times a multiple, which ranges from 0 to 8 times plus the social charges on this payment. Monthly pay is one-twelfth of the annual base salary plus bonus payable in the year. The amount is payable only as a single sum. At 30 years of service, the multiple of monthly pay is 6.3. Upon retirement at age 62, Mr. Tessler’s multiple of monthly pay is 8.0.

NON-QUALIFIED DEFERRED COMPENSATION FOR THE 2017 FISCAL YEAR

The Non-Qualified Deferred Compensation table discloses executive and employer contributions, as applicable, withdrawals and earnings, if any, and fiscal year end balances under the Xerox Corporation Supplemental Savings Plan (SSP). Mr. Jacobson and Mr. Feldman were the only named executive officers who participated in the SSP in 2017.

Name	Plan Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($) (A)	Aggregate Earnings in Last FY ($) (B)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
J. Jacobson	SSP	50,846	50,846	3,577	-	293,674
W. F. Osbourn, Jr.	SSP	-	-	-	-	-
M. D. Feldman	SSP	18,946	18,946	821	-	79,083
H. N. Tessler	SSP	-	-	-	-	-
K. M. Warren	SSP	-	-	353	-	24,064
____________________

(A)	All registrant contributions are reported as “All Other Compensation” in the Summary Compensation Table.
(B)	No portion of the amounts shown in this column for the SSP is reported in the Summary Compensation Table as above market interest.
(C)

Salary and annual incentive compensation deferred under the SSP, as well as registrant contributions, are reported as compensation in the Summary Compensation Table for the respective year in which the salary or annual incentive compensation was paid or earned. As a result, this column includes amounts that have been reported as compensation in the Summary Compensation Table above and in proxy statements, as applicable.

Supplemental Savings Plan (SSP)

Effective January 1, 2013, with the freeze of all U.S. defined benefit pension plans, the Company adopted the SSP to allow compensation deferrals in excess of IRS limits. This is an unfunded nonqualified deferred compensation plan under the Internal Revenue Code that provides a notional 100% match on employee deferrals of 3% of pay over the IRS limits.

To participate, employees must elect to defer by December 31st of the year preceding the year of the employee deferral. The employee deferral is equal to 3% of eligible pay over the IRS limits. Employees can elect to have a 3% employee deferral or not to participate. Employee deferrals will be credited to notional accounts no later than the end of the calendar year in which the deferrals were deducted from pay. The match will be credited to the notional account no later than the end of the first quarter following the year of deferral. Interest is credited at a rate defined by the Company before the first day of any period for which the interest will accrue. Such interest rate must be a reasonable rate as defined by Treasury Regulation Section 31.3121(v)(2)-1(d) and, with respect to any named executive officer, shall not be greater than the highest rate that may be utilized that is not subject to disclosure under 17 C.F.R. Section 229.402. Mr. Jacobson and Mr. Feldman contributed in 2017 to the SSP. Mr. Tessler was not eligible to participate in the SSP. See the Pension and Savings Plans section of the CD&A for additional information.

All balances are fully vested. The distribution of benefits from the SSP is as a single lump-sum payment which is made 6 months after the date the participant separates from service.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Xerox has entered into certain agreements and maintains certain plans that will require the Company to provide compensation to named executive officers in the event of a termination of employment or a change in control. The table below reflects the amount of compensation payable to each named executive officer assuming that each of the hypothetical termination and change-in-control situations described in the table occurred on December 31, 2017. The equity award values presented in this table reflect unvested grants held by our named executive officers as of December 31, 2017 and are based on the closing market price of Xerox Common Stock as of $29.15 as of December 29, 2017, the last trading day in 2017.

	Lump Sum Payments ($)	Non- Equity Incentive Awards ($)	Equity Incentive Awards ($)	Qualified Pension Benefits ($)	Non- Qualified Pension Benefits ($)	Healthcare/ Life Insurance Benefits ($)	Total Termination Benefits ($)
J. Jacobson
●Voluntary Termination/Retirement (A)	-	-	-	-	-	-	-
●Involuntary Termination not for Cause (B)	2,000,000	1,935,000	9,904,072	-	-	60,490	13,899,562
●Involuntary or Good Reason Termination after Change in Control (CIC) (C)	5,000,000	1,935,000	11,003,251	-	-	60,490	17,998,741
●Death (D)	-	1,935,000	11,003,251	-	-	3,000,000	15,938,251
W. F. Osbourn, Jr.
●Voluntary Termination/Retirement (A)	-	-	-	-	-	-	-
●Involuntary Termination not for Cause (B)	625,000	825,000	1,934,724	-	-	33,211	3,417,935
●Involuntary or Good Reason Termination after Change in Control (CIC) (C)	2,500,000	825,000	3,472,814	-	-	66,421	6,864,235
●Death (D)	-	825,000	3,472,814	-	-	1,875,000	6,172,814
M. D. Feldman
●Voluntary Termination/Retirement (A)	-	-	-	-	-	-	-
●Involuntary Termination not for Cause (B)	575,000	725,000	2,741,091	-	-	17,209	4,058,300
●Involuntary or Good Reason Termination after Change in Control (CIC) (C)	2,300,000	725,000	4,134,519	-	-	34,418	7,193,937
●Death (D)	-	725,000	4,134,519	-	-	1,725,000	6,584,519
H. N. Tessler
●Voluntary Termination/Retirement (A)	-	-	-	-	-	-	-
●Involuntary Termination not for Cause (B)	2,394,266	796,093	3,403,224	-	-	147,678	6,741,261
●Involuntary or Good Reason Termination after Change in Control (CIC) (C)	2,394,266	796,093	4,710,698	-	-	147,678	8,048,735
●Death (D)	-	796,093	4,710,698	-	-	3,415,967	8,922,758

	Lump Sum Payments ($)	Non- Equity Incentive Awards ($)	Equity Incentive Awards ($)	Qualified Pension Benefits ($)	Non- Qualified Pension Benefits ($)	Healthcare/ Life Insurance Benefits ($)	Total Termination Benefits ($)
K. M. Warren
●Voluntary Termination/Retirement (A)	-	775,000	1,385,927	1,194,270	1,317,730	-	4,672,927
●Involuntary Termination not for Cause (B)	600,000	775,000	2,735,076	1,194,270	1,317,730	23,460	6,645,536
●Involuntary or Good Reason Termination after Change in Control (CIC) (C)	2,400,000	775,000	4,136,851	1,194,270	1,170,828	46,921	9,723,870
●Death (D)	-	775,000	4,136,851	708,616	660,872	1,800,000	8,081,339

Upon the termination events described above, in addition to the benefits reflected in the above table, each named executive officer would also be entitled to the balance of his deferred compensation account under our nonqualified deferred compensation plan. Each named executive officer’s deferred compensation balance, if any, is reported in the “Aggregate Balance at Fiscal Year End” column of the Non-Qualified Deferred Compensation Table above.

In accordance with SEC rules, the table above reflects estimated severance payments and benefits to which our named executive officers would be entitled upon hypothetical termination events occurring on December 31, 2017. These amounts reflect estimates only, and actual payments and benefits to which a named executive officer may be entitled upon termination of employment with the Company depend upon a number of factors not reflected in the table above.

____________________

(A)

Mr. Warren is retirement eligible. Assuming retirement on December 31, 2017, he would receive a short-term incentive (Non-Equity Incentive Award) for full-year 2017 performance if approved by the Compensation Committee. The amount shown above reflects payout based on actual achievement against performance goals. In addition, Mr. Warren would be eligible to receive pro-rated performance shares (based on the number of full months of service as an employee during the three-year service period commencing on the grant date under the terms of the E-LTIP, reflected above at actual achievement against performance goals), vested pension benefits and his deferred compensation balance. As of December 31, 2017, Mr. Jacobson, Mr. Osbourn, Mr. Feldman and Mr. Tessler were not retirement eligible and would not receive any payments if they left voluntarily other than their deferred compensation balances. Mr. Tessler will become retirement eligible in May 2018 and would receive 8 months of his annualized base salary and target bonus amount, plus pro-rated outstanding equity awards upon retirement.

As a result of Mr. Jacobson’s voluntary termination from the Company on May 13, 2018, all of his stock awards were cancelled. Mr. Jacobson did not receive any incremental benefits as a result of his voluntary termination as reflected in the above table. Mr. Warren retired effective May 31, 2018 and his stock awards vested on a prorated basis through the date of his retirement, consistent with the terms of his stock awards. Mr. Warren did not receive any lump sum payments as a result of his retirement as reflected in the above table.

(B)

Assuming involuntary termination without cause on December 31, 2017, under the terms of the Company’s executive salary continuance program, the CEO, Mr. Jacobson, would receive a benefit equal to two times his current annual base salary and the other eligible executives, Mr. Osbourn, Mr. Feldman and Mr. Warren, would receive a benefit equal to one times their current annual base salary. The amounts reported in the table assume salary continuance is paid as a lump sum although such payments are generally paid periodically consistent with the normal payroll cycle during active employment, and would be paid ratably over a period of two years for the CEO and one year for the other eligible executives. In addition, named executive officers would receive: (i) a short-term incentive payment (Non-Equity Incentive Award) for 2017 performance, reflected above based on actual achievement against performance goals, (ii) pro-rated performance shares (based on the number of full months of service, including the applicable salary continuation period, as an employee during the three-year service period commencing on the grant date per the terms of the E-LTIP, reflected above based on actual achievement against performance goals), (iii) their deferred compensation balance, if any, (iv) vested pension benefits, if any, and (v) benefit continuation during the salary continuance period. All such payments would be conditioned upon a release of claims against the Company.

(C)

Change-in-control (CIC) severance agreements for named executive officers provide specified severance benefits if, within two years following a change in control of the Company, employment is terminated either:

●	involuntarily other than for cause, death, or disability, or
●	voluntarily for good reason.
These severance benefits include:
●	A lump sum cash payment equal to 2 times the then-current annual base salary and short-term incentive award target.
●	Continuation of specified welfare benefits at active employee rates for a period of 24 months.
●

Payment of reasonable legal fees and expenses incurred when the named executive officer, in good faith, is involved in a dispute while seeking to enforce the benefits and rights provided by the severance agreement.

Pursuant to the terms of the applicable agreements, upon an involuntary termination (other than a termination for cause) or a voluntary termination for good reason (commonly described as “double-trigger”), these executives would also be entitled to: (i) accelerated vesting of equity awards, including performance shares at target, which will occur following a change in control; and (ii) a short-term incentive (Non-Equity Incentive Award) payment for the 2017 performance reflected above based on actual achievement against performance goals. In addition, these executives would be entitled to a lump-sum payout of their non-qualified deferred compensation balance under the SSP.

If excise tax is payable, the Company will reduce the named executive officer’s CIC payment to a level that will not trigger an excise tax payment if it is determined that doing so will result in a greater net after-tax amount for the executive.

Each CIC severance agreement provides that the executive agrees to remain an employee of the Company for nine months following a potential change in control or until the date upon which the named executive officer is first entitled to receive the benefits described above, if earlier. See Change-in-control Severance Agreement below for additional information.

(D)

Following death, the estates or, with respect to certain types of payments and elections made, the spouses of the named executive officers would receive payment of a 2017 short-term incentive reflected above based on actual achievement against performance goals; accelerated vesting of performance shares at target, and RSUs; deferred compensation balance, if any; a life insurance benefit; and vested pension benefits, if any. Subject to certain eligibility conditions, the pension death benefit is generally a 50% survivor annuity.

Termination Following Disability

Assuming termination following disability on December 31, 2017, all named executive officers would be eligible for pro-rated RSUs and performance shares (based on actual performance achievement against performance goals and the number of full months of service as an employee during the three-year service period commencing on the grant date) per the terms of the E-LTIP, their deferred compensation balance, and vested pension benefits, if any, as shown for “Voluntary Termination/ Retirement.”

Involuntary Termination for Cause

If a named executive officer is involuntarily terminated for cause or it is determined by the Compensation Committee or plan administrator that the named executive officer engaged in detrimental activity against the Company, as provided under our plans, such named executive officer would not receive any payments other than their deferred compensation plan balances (for the SSP, the balance would be reduced by the amount of the Company matching contributions) and vested qualified pension benefits, if any. All unvested shares and any non-qualified pension benefits would be immediately cancelled upon involuntary termination for cause for all named executive officers. See the Compensation Recovery Policy (Clawbacks) section of the CD&A for additional information.

Other Payments

Similar to other employees, the named executive officers would be eligible for payment of all earned and accrued but unused vacation due as of the date of the separation from employment (or last day worked prior to salary continuance if applicable) under the terms of the Company’s vacation policy.

Non-Qualified Pension Benefit

In the event of a change in control, the non-qualified pension amount shown in the table above for Mr. Warren represents the lump-sum payment that he would be paid for all non-qualified pension benefits. Mr. Jacobson, Mr. Osbourn, and Mr. Feldman are not participants in our non-qualified pension plans. These amounts were calculated as specified in the Unfunded RIGP based on the present value of future benefits using the minimum required interest rate and mortality for qualified plan lump-sum payments. These benefits would not be paid as a lump sum without the occurrence of a change in control that conformed to deferred compensation tax regulations. The present value of the benefits payable upon an event other than a change in control represents the present value of the accumulated benefits for each participant. These present values are based on assumed termination of employment on December 31, 2017. Mr. Tessler is not retirement eligible under the Retirement Indemnity Plan so no benefit would be paid.

Change-in-Control (CIC) Severance Agreement

Generally, for purposes of the CIC severance agreements, a change in control is deemed to have occurred, subject to specific exceptions, if:

●	Any person beneficially owns 50 percent or more of the combined voting power of our outstanding securities.
●	A majority of our directors are replaced under specific circumstances.
●

There is a merger or consolidation involving the Company unless (i) the directors of the Company who were members of the board immediately before the merger/consolidation continue to constitute a majority of the board of directors or (ii) the merger/consolidation is effected to implement a recapitalization and no person becomes the beneficial owner of 50 percent or more of the combined voting power of the Company’s then outstanding voting securities.

●	All or substantially all of the Company’s assets are sold, or the Company’s shareholders approve a plan of complete liquidation or dissolution.

A voluntary termination for good reason in the event of a change in control includes:

●

The material diminution of authority, duties, or responsibilities, including being an executive officer of the Company before a change in control and ceasing to be an executive officer of the surviving company. The change-in-control benefits for this provision will only be triggered if the executive officer has not voluntarily terminated his/her employment and the “material diminution of authority, duties, or responsibilities” has occurred and not been remedied, in either case, before the second anniversary of the potential change in control of the Company.

●	A material reduction in annual base salary or annual target short-term incentive, except to the extent such reduction is consistent with an across-the-board reduction for employees.

●	A material change in the geographic location where the executive is required to be based.
●

Failure by the Company to continue any material compensation or benefit plan, vacation policy, or any material perquisites unless an alternative plan is provided, or failure to continue the executive’s participation in these plans.

●	Failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform in a manner consistent with the CIC severance agreement.

EQUITY COMPENSATION PLAN INFORMATION

The Equity Compensation Plan Information table provides information as of December 31, 2017, with respect to shares of Xerox Common Stock that may be issued under our existing equity compensation plans, including the 2004 Performance Incentive Plan and Xerox Corporation 2004 Equity Compensation Plan for Non-Employee Directors (2004 Directors Plan).

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options and Rights (#) (A)		Weighted-Average Exercise Price of Outstanding Options and Rights ($) B)		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column A) (#) (C)
Equity Compensation Plans
Approved by Shareholders	6,009,421	(1)	19.36	(1)	19,935,515	(3)
Equity Compensation
Plans Not Approved by
Shareholders	-	(2)	-		-
Total	6,009,421	(1)	19.36	(1)	19,935,515	(4)
____________________

(1)

Consists of (i) 2,521,848 RSUs outstanding under the 2004 Performance Incentive Plan; (ii) 3,116,912 performance shares outstanding under the 2004 Performance Incentive Plan; (iii) 331,359 DSUs outstanding under the 2004 Directors Plan; and (iv) 39,302 outstanding options under the 2007 ACS Plan.

In connection with the acquisition of ACS in February 2010, the outstanding ACS options were converted into 24,165,500 Xerox options, of which 39,302 remain outstanding as of December 31, 2017.
The weighted average exercise price shown in column B of this table does not take into account RSUs, performance shares or DSUs.
(2)	All current equity compensation plans have been approved by shareholders.
(3)

The 2007 ACS Plan was discontinued as of February 5, 2010. No further grants can be made under this plan. Any shares that are cancelled, forfeited, or lapse under the 2004 Performance Incentive Plan become available again for issuance under the 2004 Performance Incentive Plan. Any shares that are cancelled, forfeited or lapse under the 2004 Directors Plan become available again for issuance under the 2004 Directors Plan.

(4)

The number above reflects the shares available if all grants are made in the form of options. If all remaining shares are issued as full-value shares instead of options, approximately 19,086,648 shares would be available for issuance as of December 31, 2017 (17,813,984 shares under 2004 Performance Incentive Plan and 1,272,664 shares under 2004 Directors Plan). Under the terms of the 2004 Performance Incentive Plan, one (1) full-value share is equal to one (1) option and under the 2004 Directors Plan, one (1) stock option issued is counted as 0.6 of a share.

CEO Pay Ratio

Pursuant to Item 402(u) of Regulation S-K and Section 953(b) of the Dodd-Frank Act, presented below is the ratio of annual total compensation of our CEO to the annual total compensation of our median employee (excluding our CEO).

As of October 1, 2017, our total employee population consisted of approximately 38,900 individuals, working at our parent company and consolidated subsidiaries* at locations in the U.S. and globally. To identify the median compensated employee, we used annual total cash compensation as our Consistently Applied Compensation Measure (CACM) for all of our employees. Total cash compensation for these purposes included base salary and bonus received in 2017, and any commission payments for 2017. Also included are 2017 overtime and mandated wages paid through October 1, 2017. Using the CACM methodology, the annual total compensation of our median employee was $49,058.

Once the median employee was identified applying our CACM methodology, we calculated the median employee total annual compensation using the same components of compensation as used in the Summary Compensation Table for calculating the CEO’s total annual compensation. The 2017 annual total compensation for our CEO was $9,505,048 and for our median employee, using the same methodology we use for our CEO, was $85,276*. We estimate the ratio of our CEO’s annual total compensation to our median employee’s total compensation for fiscal year 2017 is 111 to 1. We believe this ratio is a reasonable estimate calculated in a manner consistent with SEC rules.

The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
____________________

*	A significant portion of the median employee’s total compensation under the Item 402 calculation was attributable to the change in the value of the employee’s pension benefit resulting primarily from a change in discount rates used to calculate pension value. If we eliminate the change in pension value from our median employee and CEO’s total compensation, our CEO to median employee pay ratio would have been 191:1.

OTHER INFORMATION

Indemnification Actions

The Company’s By-laws provide for indemnification of officers and directors to the fullest extent permitted by New York law consistent with our By-laws. In February 2018, the Board approved advancement of counsel fees and other reasonable fees and expenses which may be incurred by the directors and former directors named as defendants in the actions commenced in the Supreme Court of the State of New York, County of New York, and any related actions, in connection with the proposed transactions to combine Xerox and Fuji Xerox. In accordance with the requirements of the Business Corporation Law of the State of New York (BCL), in the event the Company advances counsel fees or other reasonable fees and expenses, the individuals on whose behalf any such expenditures are made are required to execute an undertaking to repay such expenses if they are finally found not to be entitled to indemnification under the Company’s By-laws or the BCL.

Directors and Officers Liability Insurance and Indemnity

On January 1, 2018, the Company renewed its policies for directors and officers’ liability insurance. The policies are issued by Federal Insurance Company, XL Specialty Insurance Company, St. Paul Mercury Insurance Company, Twin City Fire Insurance Company, Houston Casualty Company, Arch Specialty Insurance Company, ACE American Insurance Company, Marsh Alpha, Allied World Assurance Company, Axis Reinsurance and Illinois National Insurance Company. The policies expire January 1, 2019, and the total annual premium is approximately $1.3 million.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PwC, an independent registered public accounting firm, to act as independent auditors of the Company for 2018. PwC has been retained as the Company’s independent registered public accounting firm since 2001. Representatives of the firm are expected to be at the Annual Meeting to respond to appropriate questions and to make a statement, if they wish.

Principal Auditor Fees and Services

Aggregate fees for professional services rendered for the Company by PwC were ($ in millions):

	2017	2016
Audit Fees	$17.5	$19.3
Audit Related Fees	1.4	19.2
Tax Fees	0.7	3.0
All Other Fees	-	-
Total Fees	$19.6	$41.5

Audit fees were for professional services rendered for the audits of the consolidated financial statements of the Company in accordance with standards of the Public Company Accounting Oversight Board of Directors (PCAOB), statutory and subsidiary audits, procedures performed in connection with documents filed with the SEC, consents, comfort letters and other services required to be performed by our independent auditors.

Audit Related fees were for assurance and related services associated with carve-out audits associated with the Separation, employee benefit plan audits, information systems control reviews, due diligence reviews, special reports pursuant to agreed upon procedures or international reporting requirements and other attest services.

Tax fees were primarily for services related to tax compliance. The increase from the prior year resulted from the tax services performed in conjunction with the Separation.

All Other fees are primarily associated with benchmarking services and research materials.

Pursuant to its charter, the Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the Company’s independent registered public accounting firm. In addition to assuring the regular rotation of the lead audit partner as required by law, the Audit Committee is involved in the evaluation and selection of the lead audit partner and considers whether there should be regular rotation of the independent registered public accounting firm.

The Audit Committee is also required to review and pre-approve all of the audit and non-audit services to be performed by the Company’s independent registered public accounting firm, including the firm’s engagement letter for the annual audit of the Company, the proposed fees in connection with such audit services, and any additional services that management chooses to hire the independent auditors to perform. The authority for such pre-approval may be delegated to one or more members of the Audit Committee, provided that the decisions of any member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next meeting. Additionally, the Audit Committee can establish pre-approval policies and procedures with respect to the engagement of the Company’s independent accountant’s for non-audit services. In accordance with the Audit Committee Charter, all of the foregoing audit and non-audit fees paid to, and the related service provided by, PwC were pre-approved by the Audit Committee.

The Audit Committee and the Board believe that the continued retention of PwC to serve as our independent registered public accounting firm is in the best interests of the Company and its shareholders.

Audit Committee Report

The responsibilities of the Audit Committee are discussed under “Committee Functions, Membership and Meetings” beginning on page 27 and can also be found on our website at www.xerox.com/governance. Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an audit of the Company’s consolidated financial statements and the effectiveness of internal control over financial reporting in accordance with the standards of the PCAOB and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Consistent with the foregoing, the Audit Committee has:

●	Reviewed and discussed the audited consolidated financial statements of the Company for the year ended December 31, 2017, including the specific disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, with the management of the Company and PwC including the Company’s key accounting policies and use of estimates;
●	Discussed with PwC the matters required to be communicated in PCAOB Auditing Standards Nos. 1301 (Communication with Audit Committees) and 2410 (Related Parties); and
●	Received the written disclosures and the letter from PwC required by the applicable PCAOB independence rules, New York Stock Exchange Rule 303A.07 (Auditor Quality Control Procedures) and has discussed with PwC the firm’s independence and quality control procedures.

Based upon the foregoing review and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s 2017 Annual Report to Shareholders and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 for filing by the Company with the SEC.

Sara Martinez Tucker, Chairman
Joseph J. Echevarria
William Curt Hunter
Ann N. Reese

The Audit Committee Report of the Audit Committee was approved by the Audit Committee and published by the Company in our preliminary proxy statement on Schedule 14A and filed with the Securities and Exchange Commission on April 10, 2018. On May 13, 2018, William Curt Hunter and Ann N. Reese resigned from the Board and the Audit Committee and were replaced in such capacities by Jonathan Christodoro and Nicholas Graziano. Also on May 13, 2018, Joseph J. Echevarria was named Chairman of the Audit Committee.

The Board recommends a vote

FOR

the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the year 2018

PROPOSAL 3 — PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, THE 2017 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

On an annual basis, we provide our shareholders with the opportunity to vote at the Annual Meeting to approve the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K (say-on-pay vote). The say-on-pay vote is an advisory vote only, and is not binding on the Company, the Board or the Compensation Committee.

Our executive compensation programs are intended to emphasize a pay-for-performance philosophy that supports our business strategy and seeks to align the interests of our executives with our shareholders. Accordingly, we reward named executive officers when we achieve short- and long-term performance objectives and scale down or eliminate compensation when we do not achieve those objectives. These programs are designed to compensate our named executive officers for their contributions to our short- and long-term growth and profitability and their efforts to increase shareholder value.

We implement our pay-for-performance philosophy primarily through a combination of base salary, short-term incentives and long-term incentives. Our long-term incentives are in the form of equity awards, a substantial portion of which are granted as performance shares. For 2017, equity awards represent a significant portion of each named executive officer’s compensation as a percentage of total target compensation (base salary, short-term and long-term incentives).

The pie charts below show the 2017 pay mix for our 1) CEO and 2) our other named executive officers (NEO), as well as the portion of their total target compensation that is in the form of variable pay. The target long-term incentive compensation presented in the charts represent the annual E-LTIP award granted on July 1, 2017.

CEO Target Pay Mix	Avg. NEO Target Pay Mix

■ Base Salary	■ Short-Term Incentive	■ Long-Term Incentive (RSUs)	■ Long-Term Incentive (Perf. Shares)

●	For our CEO, approximately 72% of 2017 total target compensation was in equity (performance shares and RSUs) as part of our long-term incentive program; 17% was in cash as part of our short-term incentive program; and 11% was in base salary.
●	For our other named executive officers, on average approximately 66% of 2017 total target compensation was in equity (performance shares and RSUs) as part of our long-term incentive program; approximately 17% was in cash as part of our short-term incentive program; and approximately 17% was in base salary.

By making performance a significant element of executive compensation, we link our executives’ interests to the interests of our shareholders. The Compensation Committee approves the target compensation opportunity for our named executive officers. The actual amounts received (and the percentage of total compensation) from performance-based compensation may differ from target compensation depending upon the Company’s performance and, for equity awards, our stock price.

Looking Ahead to 2018

In 2017, the Compensation Committee followed its historical performance-based compensation practices. Looking ahead, the Compensation Committee took the following actions for 2018:

●	Increased focus on financial performance by reducing prior short-term incentive metrics to three metrics:
	●	33.3% Revenue Growth at Constant Currency
	●	33.3% Adjusted Pre Tax Income
	●	33.3% Free Cash Flow

The annual incentive metric established in 2017 for achieving cost savings under our Strategic Transformation program was met for 2017 and has been eliminated in 2018 in order to provide additional focus on financial performance metrics.

•	Established a new long-term incentive program that is structured as follows: 50% in the form of performance shares; 25% in the form of RSUs; and 25% in the form of stock options. Stock options have been added to our long-term incentive program to provide greater alignment with shareholders and greater focus on improving stock price performance. For 2018, performance shares will include a newly established rTSR measure.

Our program reflects best practices as follows:
What We Do:
✓Emphasize pay for performance to align executive compensation with our business strategy and promote creation of long-term shareholder value.
✓Use peer group pay as a reference point to determine total target compensation.
✓Maintain stock plans with double trigger vesting upon a change in control.
✓Have clawback provisions to recover short- and long-term incentive compensation, non-qualified pension benefits and salary continuance.
✓Maintain stock ownership and post-retirement stock holding requirements for executive officers.
✓Have non-compete and non-solicitation agreements that apply during employment and after leaving the Company, as permissible under local law.
✓Provide minimal executive perquisites.
✓Design compensation programs with controls to mitigate risk.
✓If EPS is used as a performance measure, the calculation for adjusted EPS will exclude share repurchases to the extent they have an impact of more than 2% on adjusted EPS (adopted in 2017).
✓Compensation Committee uses an independent compensation consultant that performs no other services for Xerox.
What We Don’t Do:
✗NO payment of dividends or dividend equivalents on unearned RSUs and performance shares.
✗NO accrual of additional benefits under our non-qualified pension plans, which were frozen in 2012.
✗NO payment of tax gross-ups on perquisites.
✗NO excessive change-in-control severance arrangements for executive officers or excise tax gross-ups in such arrangements.
✗NO hedging or pledging of Xerox stock by executive officers.
✗NO employment agreements (unless customary under local law or in connection with new hire arrangements).

Please read the CD&A beginning on page 35 of this Proxy Statement and the tabular and other disclosures on executive compensation beginning on page 60 for additional details about our executive compensation programs, including information about the fiscal year 2017 compensation of our named executive officers.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy, policies and practices described in this Proxy Statement. Accordingly, we recommend that shareholders vote in favor of the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the 2017 compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2018 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures.”

Although the vote is non-binding, the Compensation Committee and the Board value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions. We currently conduct annual advisory votes on executive compensation, and we expect to conduct the next advisory vote at our 2019 annual meeting of shareholders.

The Board recommends a vote

FOR

the proposal to approve the 2017 compensation of the named executive officers as disclosed in this
Proxy Statement pursuant to Item 402 of Regulation S-K

PROPOSAL 4 — ADJOURNMENT OF THE MEETING

If there are insufficient votes at the time of the Meeting to approve Proposals 1, 2 and 3, we may propose to adjourn the Meeting for the purpose of soliciting additional proxies to approve Proposals 1, 2 and 3. We currently do not intend to propose adjournment at the Meeting if there are sufficient votes to approve Proposals 1, 2 and 3. The Board believes this proposal to be in the best interests of Xerox shareholders because it gives Xerox the flexibility to solicit the votes of additional holders of Xerox’s voting securities to vote on matters the Board deems important to Xerox.

The Board recommends a vote

FOR

the proposal to adjourn the Annual Meeting if there are insufficient votes at the time of the Annual
Meeting represented in person or by proxy, to approve Proposals 1, 2 and 3

OTHER MATTERS

The Board does not intend to present any other matters at this meeting. The Board has not been informed that any other person intends to present any other matter for action at this meeting other than as described in this proxy. If any other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

By order of the Board,

Sarah E. Hlavinka
Executive Vice President, General Counsel and Secretary
June 18, 2018

IMPORTANT ANNUAL MEETING INFORMATION

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 9:00 a.m., Eastern Time, on July 31, 2018.

Vote by Internet
● Go to www.envisionreports.com/XRX
● Or scan the QR code with your smartphone
● Follow the steps outlined on the secure website

Vote by telephone
●	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
●	Follow the instructions provided by the recorded message

Xerox Corporation Annual Meeting of Shareholders Proxy Card
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all nominees.
1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - Gregory Q. Brown	☐	☐	☐	02 - Keith Cozza	☐	☐	☐	03 - Jonathan Christodoro	☐	☐	☐
	04 - Joseph J. Echevarria	☐	☐	☐	05 - Nicholas Graziano	☐	☐	☐	06 - Cheryl Gordon Krongard	☐	☐	☐
	07 - Scott Letier	☐	☐	☐	08 - Sara Martinez Tucker	☐	☐	☐	09 - Giovanni (“John”) Visentin	☐	☐	☐

B Proposals — The Board of Directors recommends a vote FOR Proposals 2, 3 and 4.

		For	Against	Abstain			For	Against	Abstain
2.	Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2018.	☐	☐	☐	3.	Approval, on an advisory basis, of the 2017 compensation of our named executive officers.	☐	☐	☐

4.	Authorize the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the foregoing proposals.	☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.	☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If signing in the name of a corporation or partnership, please sign full corporate or partnership name and indicate title of authorized signatory.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

C 1234567890 J N T
1 U P X 3 8 1 6 0 8 1

Receive Proxy Materials Electronically

Your e-mail address can now help save the environment. Vote online and register for electronic communications with the eTree ® program and we’ll have a tree planted on your behalf. Electronic delivery saves Xerox a significant portion of the costs associated with printing and mailing annual meeting materials, and Xerox encourages shareholders to take advantage of the 24/7 access, quick delivery and reduced mail volume they will gain by consenting to electronic delivery. If you consent to electronic delivery of meeting materials, you will receive an e-mail with links to all annual meeting materials and to the online proxy voting site for every annual meeting. To sign up for electronic delivery and have a tree planted on your behalf, please provide your e-mail address while voting online, or register at www.computershare.com/investor.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Xerox Corporation
ANNUAL MEETING OF SHAREHOLDERS
9:00 A.M. TUESDAY, JULY 31, 2018
301 MERRITT 7, NORWALK, CT 06851
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FROM SHAREHOLDERS OF COMMON STOCK

The undersigned appoint KEITH COZZA AND GIOVANNI (“JOHN”) VISENTIN, and each of them (or if more than one are present, a majority of those present), as proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote the shares of Common Stock of Xerox Corporation which the undersigned is entitled to vote at the above annual meeting and at all adjournments thereof (a) in accordance with the following ballot and (b) in accordance with their best judgment in connection with such other business as may come before the meeting.

THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE “FOR” EACH OF THE NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSALS 2, 3 AND 4, IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

IMPORTANT ANNUAL MEETING INFORMATION

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Vote by Internet
●	Go to www.envisionreports.com/XRX
●	Or scan the QR code with your smartphone
●	Follow the steps outlined on the secure website

Xerox Corporation Annual Meeting of Shareholders Notice

Important Notice Regarding the Availability of Proxy Materials for the
Xerox Corporation Annual Meeting of Shareholders to be Held on July 31, 2018

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

www.envisionreports.com/XRX

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1: Go to www.envisionreports.com/XRX to view the materials.
Step 2: Click on Cast Your Vote or Request Materials.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before July 20, 2018 to facilitate timely delivery.

2 N O T	C O Y

Xerox Corporation Annual Meeting of Shareholders Notice

Xerox Corporation Annual Meeting of Shareholders will be held on Tuesday, July 31, 2018
301 Merritt 7, Norwalk, CT 06851 at 9:00 a.m. Eastern Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends a vote FOR all nominees, for Proposals 2, 3 and 4.
1.	Nominees.
01 - Gregory Q. Brown	02 - Keith Cozza	03 - Jonathan Christodoro	04 - Joseph J. Echevarria
05 - Nicholas Graziano	06 - Cheryl Gordon Krongard	07 - Scott Letier	08 - Sara Martinez Tucker
09 - Giovanni (“John”) Visentin
2.	Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2018.
3.	Approval, on an advisory basis, of the 2017 compensation of our named executive officers.
4.	Authorize the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the foregoing proposals.
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend the meeting, please check the “Meeting Attendance” box when voting and a ticket will be sent to you.

DIRECTIONS TO THE XEROX CORPORATION 2018 ANNUAL MEETING OF SHAREHOLDERS – 301 MERRITT 7, NORWALK CT 06851
New England Thruway / I-95/ Connecticut Turnpike
North Bound – from New York
1.	Take exit 15 to merge onto US- 7 N towards Norwalk/Danbury
2.	Turn right at Grist Mill Rd./ US – 7 (signs for US-7/Wilton/Danbury)
3.	Turn right on Main Avenue
4.	Turn right onto Merritt 7
5.	301 Merritt 7 is on the left
Hutchison River Parkway/ Merritt Parkway (CT 15)
North Bound – from New York
1.	Take exit 40B for N Main Avenue
2.	Turn right onto Main Avenue
3.	Turn left onto Merritt 7
4.	301 Merritt 7 is on the left

South Bound – From New Haven
1.	Take exit 15 to merge onto US-7 N towards Norwalk/Danbury
2.	Turn right at Grist Mill Rd./US-7 (signs for US-7/Wilton/Danbury)
3.	Turn right on Main Avenue
4.	Turn right onto Merritt 7
5.	301 Merritt 7 is on the left
South Bound – from New Haven
1.	Take exit 40B toward US-7 N/Danbury
2.	Merge onto Creeping Hemlock Dr.
3.	Turn right onto Main Avenue
4.	Turn left onto Merritt 7
5.	301 Merritt 7 is on the left

Here’s how to order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.
Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.
→ Internet – Go to www.envisionreports.com/XRX. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.
→ Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.
→ Email – Send email to investorvote@computershare.com with “Proxy Materials Xerox” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.
To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by July 20, 2018.